EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

dated as of October 17, 2016

by and among

Standex International Corporation

and

Gregory J. Deutschmann

TABLE OF CONTENTS

Page

Article I

Securities To Be Purchased

1

Article II

Closing; Purchase Price

1

2.1

Closing

1

2.2

Purchase Price

2

2.3

Adjustments to Base Purchase Price

2

2.4

Closing Payments

2

2.5

Calculation of Final Closing Purchase Price

4

Article III

Closing Deliveries

6

3.1

Deliveries by Seller at the Closing.

6

3.2

Deliveries by the Buyer at the Closing.

6

Article IV

Warranties and Representations of the Seller

7

4.1

Warranties and Representations Regarding the Company

7

4.2

Warranties and Representations Regarding the Seller

20

Article V

Warranties and Representations of the Buyer

21

5.1

Authority

21

5.2

No Conflict

22

5.3

Organizational Matters

22

5.4

Proceedings

22

5.5

Brokers; Agents.

22

5.6

Acquisition for Equity Investment.

22

Article VI

Disclosure Schedules

23

Article VII

Covenants

23

7.1

Cooperation

23

7.2

Records/Personnel

23

7.3

Publicity

24

7.4

Employees; Benefit Plans.

24

7.5

Execution of Additional Documents

25

Article VIII

Restrictive Covenants

25

8.1

Non-Competition

25

8.2

Non-Disclosure of Confidential Information

26

Article IX

Indemnification

26

9.1

Indemnification by the Seller

26

9.2

Indemnification by the Buyer

27

9.3

Procedure Relative to Indemnification

27

9.4

Limits on Indemnification

29

9.5

Survival

29

9.6

Escrow Account

30

9.7

Losses Net of Insurance and Tax Benefits

30

9.8

Assignment; Reimbursement

31

9.9

Mitigation

31

9.10

Tax Representations

31

9.11

No Duplication of Warranties

31

9.12

Sole Remedy

31

Article X

Tax Matters

32

10.1

Tax Returns

32

10.2

Certain Taxes

32

10.3

Tax Proceedings

33

10.4

Cooperation on Tax Matters

33

10.5

Refunds

34

10.6

Tax Benefits

34

10.7

Straddle Periods

35

10.8

Restricted Actions

35

10.9

Conflict…………………………………………………………………………..35

Article XI

Definitions

35

Article XII

Miscellaneous

46

12.1

Expenses

46

12.2

Notices

46

12.3

Entire Agreement

47

12.4

Parties in Interest

47

12.5

Construction

47

12.6

Assignment

47

12.7

Paragraph Headings

48

12.8

Severability

48

12.9

Governing Law; Venue

48

12.10

Use of Terms

48

12.11

Counterparts; Electronic Copy

48

12.12

Waiver of Jury Trial

48

12.13

Retention of Counsel

48

i

Schedules

Schedule 4.1.1

No Conflicts

Schedule 4.1.5

Capitalization

Schedule 4.1.8(a)

Leased Real Estate

Schedule 4.1.9

Proceedings

Schedule 4.1.10(a)

Owned Intellectual Property

Schedule 4.1.10(b)

Licenses

Schedule 4.1.11(a)

Financial Statements

Schedule 4.1.11(d)

Customer Pricing Statement

Schedule 4.1.12(d)

Audits

Schedule 4.1.12(e)

Affiliated Groups

Schedule 4.1.13

Material Contracts

Schedule 4.1.14(a)

Employee List

Schedule 4.1.14(b)

Compliance with Labor Laws

Schedule 4.1.14(d)

Known Employee Termination Plans

Schedule 4.1.14(e)

Employee-Related Proceedings

Schedule 4.1.15(a)

Benefit Plans

Schedule 4.1.15(e)

Payments Resulting from Transaction

Schedule 4.1.16

Events Since Balance Sheet Date

Schedule 4.1.17

Environmental Matters

Schedule 4.1.18

Insurance

Schedule 4.1.18

Compliance with Legal Requirements; Governmental

Authorizations

Schedule 4.1.20

Customers and Suppliers

Schedule 4.1.21

Accounts; Safe Deposit Boxes

Schedule 4.1.26

Product Warranty; Products

Schedule 4.1.27

Product Liability

Exhibits

Exhibit 2.3

Working Capital Sample Calculation

Exhibit 2.4(d)

Indebtedness

Exhibit 2.4(e)

Transaction Bonuses

Exhibit 2.5(a)

Inventory

Exhibit 3.1(e)

Form of Escrow Agreement

Exhibit 3.1(f)

Consents

Exhibit 3.1(g)(i)

Form of Employment Agreement (Greg Deutschmann)

Exhibit 3.1(g)(ii)

Form of Employment Agreement (Laura Steiner)

Exhibit 3.1(j)

Form of Varnfield Lease

iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 17th day of October, 2016, by and among Standex International Corporation, a Delaware corporation (the “Buyer”), and Greg Deutschmann (the “Seller”).  All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in Article XI, below.

R E C I T A L S:

WHEREAS, Horizon Scientific, Inc., a South Carolina corporation (the “Company”), is engaged in the business of designing, manufacturing, marketing and selling refrigeration systems for use in medical, healthcare and scientific laboratory applications (the “Business”);

WHEREAS, the Seller owns all of the issued and outstanding capital stock of the Company, consisting of One Thousand Six Hundred Sixty (1,660) shares of no par value common stock (the “Subject Securities”); and

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Subject Securities, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Buyer and the Seller hereby agree as follows:

ARTICLE I
Securities To Be Purchased

Subject to the terms and conditions set forth in this Agreement, at the Closing, the Seller shall sell and transfer to the Buyer, and the Buyer shall purchase from the Seller, all of the Subject Securities, which Subject Securities represent all of the issued and outstanding capital stock of the Company.

ARTICLE II
Closing; Purchase Price

2.1

Closing

.  The closing of the purchase and sale of the Subject Securities and the other transactions as contemplated herein (the “Closing”) shall occur simultaneously with the execution of this Agreement at the offices of the Company, or at such other time and/or place as the parties hereto shall mutually agree.  Except as otherwise set forth herein or required by Legal Requirements, the Closing shall be deemed effective as of 12:01 A.M. local time on the Closing Date (the “Effective Time”).

2.2

Purchase Price

.  The aggregate purchase price for the Subject Securities shall be an amount equal to (a) Thirty-one Million Dollars ($31,000,000) cash (the “Base Purchase Price”), as adjusted by the Working Capital Adjustment pursuant to Section 2.3, below, plus (b) the amount of Cash of the Company immediately prior to the Effective Time, less (c) the amount of Indebtedness of the Company outstanding immediately prior to the Effective Time, less (d) the aggregate amount of the Transaction Bonuses (the aggregate amount of clauses (a), (b), (c) and (d) of this Section 2.2 being the “Closing Purchase Price”).  The Closing Purchase Price shall be paid by the Buyer to the Seller as provided in Sections 2.4 and 2.5, below.

2.3

Adjustments to Base Purchase Price

.  The Base Purchase Price shall be subject to adjustment as follows (the “Working Capital Adjustment”):

(a)

The Base Purchase Price shall be increased on a dollar-for-dollar basis to the extent that the Closing Net Working Capital is greater than the Upper Net Working Capital Target; and

(b)

The Base Purchase Price shall be decreased on a dollar-for-dollar basis to the extent that the Closing Net Working Capital is less than the Lower Net Working Capital Target.

For purposes hereof, the “Closing Net Working Capital” is the sum, all in accordance with US GAAP as of the Effective Time and in a manner consistent with the sample calculation attached hereto as Exhibit 2.3, of all (i) inventory including raw material inventory purchased within the twelve (12) months period ending on the Closing Date and valued at the lower of cost or market, work-in-process inventory (excluding items that have been work-in-process inventory for more than one year), valued burdened cost, saleable finished goods inventory, net of any reserves, and deposit amounts paid to suppliers in advance for the future purchase of raw material inventory plus (ii) receivables at the Closing Date, net of reserves, and not requiring adjustment due to quality, price or collectability, minus (iii) trade payables. For the avoidance of doubt, the Closing Net Working Capital shall not include Cash of the Company or any portion of Indebtedness or Transaction Bonuses or Transaction Expenses that to be paid off at or in conjunction with the Closing and any payables associated with conduct of the physical inventory count and valuation described in Section 2.5 and preparation of the Financial Statements shall be at the Seller’s sole cost.

2.4

Closing Payments

.  At the Closing:

(a)

The Seller shall have prepared and delivered to the Buyer a reasonably detailed statement containing an estimate of the Closing Purchase Price (the “Estimated Pricing Statement”) by no later than two Business Days prior to the Closing (or upon such other schedule as Seller and Buyer may mutually agree).  If Buyer disputes the Seller’s estimate of the Closing Purchase Price, the parties shall endeavor to amicably resolve such dispute prior to the Closing.

(b)

The Buyer shall deliver an amount equal to the Closing Purchase Price set forth on the Estimated Pricing Statement (the “Estimated Closing Purchase Price”) less the Escrow Amount and the Holdback Amount to the Seller, by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by the Seller. Any adjustment to the Estimated Closing Purchase Price shall be calculated and paid as provided in Section 2.5, below.

(c)

The Buyer shall deliver the Escrow Amount to the Escrow Agent for deposit into an escrow account (the “Escrow Account”) in accordance with the terms and conditions of the Escrow Agreement.

(d)

The Buyer shall pay all Indebtedness of the Company set forth on Exhibit 2.4(d) in accordance with the pay-off letters delivered by the Company and the lenders prior to Closing.

(e)

The Buyer shall pay the aggregate amount of all bonuses set forth on Exhibit 2.4(e) (the “Transaction Bonuses”) to the Company, for further payment through the Company’s payroll to the employees set forth on such Exhibit.

(f)

The Buyer shall make payment of the Holdback Amount as set forth herein.  The unpaid Holdback Amount shall accrue and include interest from the Closing Date at a rate of six percent (6%) per annum.  All payments shall be delivered by wire transfer to such bank account or accounts as shall be designated in writing by Seller.

(i)

If, on the date that is two (2) years following the Closing, the Seller is employed by the Company or any of its Affiliates, then the Buyer shall promptly (and in any event within three (3) Business Days of such date) pay one-third of the Holdback Amount to the Seller together with one-third of the then accrued interest on the Holdback Amount.

(ii)

If, on the date that is three (3) years following the Closing, the Seller is employed by the Company or any of its Affiliates, then the Buyer shall promptly (and in any event within three (3) Business Days of such date) pay the remaining balance of the Holdback Amount to the Seller together with the remaining interest accrued on the Holdback Amount.

(iii)

In the event that Seller ceases employment with the Company and its Affiliates prior to the date that is three (3) years following the Closing due to (x) Seller’s death or disability, (y) Seller’s resignation for Good Reason (as defined in the Seller’s Employment Agreement) or (z) the Company’s termination of the Seller without Cause (as defined in the Seller’s Employment Agreement), then the Buyer shall promptly (and in any event within three (3) Business Days of such cessation of employment) pay to the Seller or his estate, as the case may be, any portion of the Holdback Amount that has not yet been paid together with the remaining interest accrued on the Holdback Amount.

(iv)

Any portion of the Holdback Amount that does not become payable under Sections 2.4(f)(i) through (iii) above shall be forfeited and Buyer shall have no further obligations with respect to such forfeited amount.

2.5

Calculation of Final Closing Purchase Price

.

(a)

No sooner than ten (10) and no later than five (5) Business Days prior to the Closing (or upon such other schedule as Seller and Buyer may mutually agree), the Seller shall cause the Company to conduct a physical inventory count and valuation of the inventory items of the Company for purposes of determining the number and value of such inventory items that existed immediately prior to the Effective Time.  The physical inventory count shall be performed and valued in accordance with GAAP.  If not paid prior to Closing, the cost related to this physical inventory count and valuation shall be Transaction Expenses to be paid in full by the Seller or the Company at the Closing.  The Buyer and its independent public accountants shall have the right to observe such physical inventory count.  Such inventory count and valuation shall establish the final and agreed upon count and valuation of such inventory items for purposes of the Closing Financial Statements and the Final Pricing Statement. Following the physical inventory count and valuation, the Company shall deliver to Buyer a copy of the detailed inventory, including the date and price of last purchase of each SKU, taking into consideration (a) shortages identified in the physical inventory count; (b) any portion of the inventory that is slow moving; (c) any portion of the inventory that is obsolete and therefore not capable of being utilized in the ordinary course of business; and (d) any portion of the inventory that is damaged.  The Company shall provide Buyer and its independent public accountant’s access to and/or copies of any and all work papers used in the physical inventory count.

(b)

Within sixty (60) calendar days following the Closing Date, Buyer and Seller, jointly but at Buyer’s sole cost and expense, shall cause the Company’s current independent accounting firm to prepare and deliver to Buyer reviewed financial statements, including statements of income and cash flows and balance sheet, for the Company for the period from January 1, 2016 through the Closing Date (the “Closing Financial Statements”).  The Closing Financial Statements shall be prepared in accordance with GAAP.  Within five (5) Business Days of its receipt of the Closing Financial Statements, Buyer shall deliver to Seller the Closing Financial Statements along with its calculation of a final pricing statement (the “Final Pricing Statement”) which (i) shall be based on the Closing Financial Statements and (ii) shall reflect any changes to the Estimated Closing Purchase Price resulting from changes in Closing Net Working Capital, the Working Capital Adjustment, Cash and Indebtedness from the amounts set forth in the Estimated Pricing Statement (such revision shall be referred to as the “Final Closing Purchase Price”).

(c)

Within twenty (20) calendar days following Buyer’s delivery of the Closing Financial Statements and Final Pricing Statement, Seller must notify the Buyer of any objections to the Buyer’s calculation of the Final Closing Purchase Price as reflected in the Final Pricing Statement and the basis for such objections.   ~~Buyer shall make the Company’s financial records, accounting personnel and advisors available to Seller, his accountants and other representatives at reasonable times during Seller’s review of, and the resolution of any objections with respect to, the Final Pricing Statement and Final Closing Purchase Price.~~   In the event that the Seller does not notify the Buyer, within twenty (20) calendar days after receipt of the Final Pricing Statement, that the Seller has any objections to the Buyer’s calculation of the Final Closing Purchase Price as reflected in the Final Pricing Statement, then the Buyer’s calculation of the Final Closing Purchase Price shall be final hereunder.  In the event that the Seller does notify the Buyer, within twenty (20) calendar days after receipt of the Final Pricing Statement, that the Seller has any such objection, then the Buyer and the Seller shall use their good faith efforts to attempt to resolve such disputed items.  In the event the Buyer and the Seller are unable to resolve the disputed items within forty-five (45) calendar days after receipt by the Buyer of the Seller’s notice of dispute, such disputed items shall be referred to the Summerville, SC office of WebsterRogers LLP, a RMS US Alliance member (the “Independent Accounting Firm”) to resolve finally such disputed items; provided, however, that the scope of the Independent Accounting Firm’s engagement shall be limited to the resolution of the disputed items described in the Seller’s notice of dispute ~~(which resolution shall be within the range of dispute between the Final Pricing Statement and the Seller’s objection notice)~~  and the recalculation, if any, of the Final Closing Purchase Price in light of such resolution.  The determination(s) of the Independent Accounting Firm shall be made as promptly as possible and shall be final and binding upon the parties, absent manifest error.  Each party hereto shall be permitted to submit such data and information to the Independent Accounting Firm as such party deems appropriate; provided that any information so provided shall also be provided to the other party.  The expenses and fees of the Independent Accounting Firm shall be borne one-half (1/2) by the Buyer and one-half (1/2) by the Seller.  The Final Closing Purchase Price as finally agreed by the parties or as determined by the Independent Accounting Firm as described herein shall be the Final Closing Purchase Price for all purposes hereof.

(d)

Once the Final Closing Purchase Price is determined in accordance with this Section 2.5, the following shall occur:

(i)

If the Final Closing Purchase Price exceeds the Estimated Closing Purchase Price, then, within three (3) Business Days following the final determination of the Final Closing Purchase Price under this Section 2.5, the Buyer shall pay the excess amount to the Seller, by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by the Seller.

(ii)

If the Estimated Closing Purchase Price exceeds the Final Closing Purchase Price, then, within three (3) Business Days following the final determination of the Final Closing Purchase Price under this Section 2.5, the Seller shall pay the aggregate amount of such difference to the Buyer by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by the Buyer.

If any amount owed by a party pursuant to this Section 2.5(d) remains unpaid after such three (3) Business Day period, interest shall accrue on the unpaid amount from the date due to the payment date at a rate per annum equal to six percent (6%).

ARTICLE III
Closing Deliveries

3.1

Deliveries by Seller at the Closing.

  At the Closing, the Seller shall deliver, or cause to be delivered, to the Buyer each of the following:

(a)

Certificates representing the Subject Securities, duly endorsed in blank, or such other good and sufficient instruments of transfer as the Buyer reasonably deems necessary or appropriate to vest in the Buyer all right, title and interest in and to the Subject Securities.

(b)

Duly executed resignations of the members of the board of directors and such officers of the Company as the Buyer shall have requested in writing to the Seller Representative not less than three (3) Business Days prior to the Closing Date.

(c)

Constructive possession of the Records of the Company (which may include delivery of all such Records to the headquarters of the Company), provided, however, that the Seller may maintain a copy of such Records for the purpose of supporting backup to tax returns filed by the Seller.

(d)

A certificate of good standing for the Company issued by the South Carolina Secretary of State’s Office no earlier than ten (10) Business Days prior to the Closing Date.

(e)

An Escrow Agreement, in the form attached hereto as Exhibit 3.1(e) (the “Escrow Agreement”), duly executed by the Seller.

(f)

The Consents listed on Exhibit 3.1(f), in a form reasonably satisfactory to the Buyer.

(g)

Employment Agreements, in the forms attached hereto as Exhibit 3.1(g)(i) and Exhibit 3.1(g)(ii) (the “Employment Agreements”), duly executed by Gregory J. Deutschmann and Laura Steiner respectively.

(h)

Evidence of Seller’s procurement of Extended Reporting Period coverage for the Company’s Employment Practices Liability Insurance Policy.

(i)

Evidence of payment of all outstanding amounts owed under any third party financing arrangements including but not limited to (i) the Company’s Commercial Line of Credit Agreement and Note Renewal Agreement with Tidelands Bank and (ii) any payables to Affiliates.

(j)

A Commercial Real Estate Lease Agreement, in the form attached hereto as Exhibit 3.1(j) (the “Varnfield Lease”), duly executed by Varnfield 125 Properties, LLC.

3.2

Deliveries by the Buyer at the Closing.

At the Closing, the Buyer shall deliver, or cause to be delivered, to the Seller each of the following:

(a)

A certificate from an officer of the Buyer, in a form reasonably satisfactory to the Seller, setting forth the resolutions of the board of directors of the Buyer authorizing the execution of this Agreement and all Ancillary Agreements to which the Buyer is a party and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein and therein.

(b)

A good standing certificate for the Buyer issued by the Secretary of State of the State of Delaware no earlier than ten (10) Business Days prior to the Closing Date.

(c)

The Escrow Agreement, duly executed by the Buyer and the Escrow Agent.

(d)

The Employment Agreements, duly executed by the Company.

(e)

The Varnfield Lease, duly executed by the Company.

ARTICLE IV
Warranties and Representations of the Seller

4.1.1

Warranties and Representations Regarding the Company.  The Seller hereby warrants and represents to the Buyer, which warranties and representations shall survive the Closing for the periods, and subject to the limitations, set forth in Article IX, below, that except as set forth in the Disclosure Schedules, the following statements are true and correct as of the date hereof:

4.1.1   No Conflict.  Except as set forth on Schedule 4.1.1, neither the execution and delivery of this Agreement or the Ancillary Agreements to which the Company is a party nor the consummation or performance of any of the transactions contemplated hereunder or thereunder by the Company will (a) contravene, conflict with, or result in a violation of or default under any provision of the Organizational Documents of the Company, (b) contravene, conflict with, or result in a violation of or default under any Legal Requirement or any Order to which the Company is subject, (c) assuming all Consents are obtained, violate or conflict with, or result in a default or require notice under, or give any Person the right to exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract, or (d) result in the imposition or creation of any Encumbrance upon or with respect to any of the material assets owned, leased or licensed by the Company.  No action, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party or the consummation by the Company of any of the transactions contemplated hereby or thereby except those that may be required solely by reason of Buyer’s (as opposed to any other third party’s) participation in the transactions contemplated hereby.

4.1.2   Restrictions on Transfer.  There are no voting trust agreements, powers of attorney, stockholders’ agreements, proxies or any other Contracts to which the Company is a party or by which the Company is bound relating to the sale, transfer, voting, registration, acquisition, distribution rights or disposition of any of the capital stock of the Company or otherwise granting any Person any right in respect of the capital stock of the Company.  Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his obligations under this Agreement.

4.1.3   Organizational Matters.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of South Carolina.  The Company has the corporate power and authority to own or lease its properties and assets as and where currently owned or leased and to carry on all business activities currently conducted by the Company.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification necessary, except where the lack of such qualification would not have a Material Adverse Effect.

4.1.4   Documentation.  The stock register of the Company (a copy of which has been made available for inspection by the Buyer and its Representatives) is true and complete in all material respects. The books of account, minute book, stock record books, and other records of the Company are complete and correct in all material respects and have been maintained in accordance with commercially reasonable business practices.  For the last (3) years, the Company has maintained materially accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Company.

4.1.5   Capitalization.  The authorized capital stock of the Company consists of Three Thousand (3,000) shares of no par value common stock.  Schedule 4.1.5 sets forth a true and correct capitalization table for the Company.  Seller is the record owner of the entire Subject Securities, free and clear of all Encumbrances.  All of the issued and outstanding capital stock of the Company was duly authorized, validly issued and is fully paid and non-assessable.  There are no outstanding or authorized warrants, options, subscriptions, convertible or exchangeable securities or other agreements pursuant to which the Company is or may become obligated to issue or sell any of its capital stock.  All of the issued and outstanding shares were issued in compliance with applicable federal and state securities laws. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

4.1.6  Subsidiaries.  The Company does not own any equity interest in another Person.

4.1.7  Title to Assets.  The Company has good and marketable title to, a valid leasehold interest in, or has the valid and enforceable right to use, all material properties and assets (whether tangible or intangible) located at its business facilities, reflected as owned in the books and records of the Company, purchased, used or otherwise acquired by the Company in connection with the conduct of the Business as presently conducted, free and clear of all Encumbrances, other than Permitted Liens.

4.1.8  Real Estate.

   (a)  The Company does not own and has never owned any real property.  Schedule 4.1.8(a) lists all of the Leased Real Property as well as all real property previously but no longer leased by the Company.  As of the Closing, any existing agreements relative to the Leased Real Property shall be null and void and shall be superseded by the Varnfield Lease.  The Company has no outstanding obligations or liabilities to the landlord relative to the Leased Real Property except as set forth in the Varnfield Lease.  The current use and operation of the Leased Real Property is in compliance in all material respects with all applicable Laws, including without limitation laws relating to permitting, parking, zoning, environmental and land use, and public and private covenants and restrictions.

   (b)  The buildings, plants, structures, machinery, tools, dies, furniture, fixtures and equipment of the Company including the facilities located on the Leased Real Property (the “Facilities”) are in good and serviceable operating condition and repair, ordinary wear and tear excepted.  None of such buildings, plants, structures, machinery, tools, dies, furniture, fixtures or equipment including the Facilities is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in cost to the Business, taken as a whole. The assets and properties, tangible and intangible, of the Company, including any leased assets and properties of the Company (which includes the Facilities), taken as a whole, are sufficient to carry on the business of the Company as it is currently conducted.

4.1.9  Proceedings.  Except as set forth in Schedule 4.1.9, there is not currently, nor has there been for the three (3) years immediately preceding the Closing Date, any material Proceeding pending or, to the Knowledge of the Seller, threatened against the Company.  The Company is not currently subject to any Order affecting the properties, assets, personnel or business activities of the Company.

4.1.10 Intellectual Property.

   (a)  Schedule 4.1.10(a) lists all of the following Owned Intellectual Property:  (i) all United States and foreign issued design patents and utility patents, all pending applications relating to any inventions or designs and all renewals, reissues, divisionals, continuations, continuations-in-part and extensions of the foregoing; (ii) all registered and unregistered trademarks, service marks and tradenames as well as all pending trademark and service mark applications; (iii) all registered copyrights and copyright applications and all renewals and extensions; and (iv) all domain name registrations.

   (b)  Schedule 4.1.10(b) lists all  Licenses (excluding shrink-wrap, click-wrap, click-through or other similar licenses with respect to off-the-shelf or generally available personal computer software), under which the Company is subject to receive, or obligated to pay, as the case may be, fees (including support and maintenance fees) of more than Ten Thousand Dollars ($10,000) per annum following the Closing.

   (c)  The Company has the right to use all Intellectual Property used in the Business.  All Owned Intellectual Property is owned free and clear of all Encumbrances except for Permitted Liens.

   (d)  There is no Proceeding pending or, to the Knowledge of the Seller, Threatened (i) by any Person against the Company relating to the use of any Intellectual Property or challenging the ownership of any Owned Intellectual Property used in the Business, or (ii) asserted by the Company against any Person relating to any Owned Intellectual Property.  To the Knowledge of the Seller, during the last three (3) years, there have been no infringing uses by third parties of the Owned Intellectual Property.  During the last three (3) years, the Company has not (x) interfered in, infringed upon, misappropriated, violated or otherwise come into conflict with any Intellectual Property rights of any third party, and (y) received any written charge, complaint, claim or notice (including an offer to license) alleging any such interference, infringement, misappropriation or violation.

   (e)  All of the issued patents owned by the Company are currently in compliance in all material respects with formal Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) and, to the Knowledge of the Seller, are valid and enforceable.

   (f)  All trademarks or service marks owned by the Company that have been registered with the United States Patent and Trademark Office are currently in compliance in all material respects with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and, to the Knowledge of the Seller, are valid and enforceable.

4.1.11  Financial Statements.

   (a)  The Financial Statements attached to Schedule 4.1.11(a) present fairly in all material respects the financial position of the Company as of the dates designated therein and the results of operations and cash flows for the periods designated therein, and were prepared in accordance with GAAP, subject, in the case of the interim monthly financial statements, to normal recurring year-end adjustments and the absence of footnotes.

   (b)  All accounts receivable of the Company reflected on the Financial Statements represent valid obligations arising from sales actually made or services actually performed and are not subject to setoff.  To the Knowledge of Seller, there are no facts or circumstances that would reasonably be expected to call into question the collectability of any such accounts receivable.

   (c)  The Company has no liabilities of any kind that are required to be reflected on a balance sheet prepared in accordance with GAAP, other than (i) liabilities that have arisen after the date of the most recent Financial Statement in the Ordinary Course of Business which would not individually or in the aggregate have a Material Adverse Effect on the Business as a whole, (ii) to the extent and for the amount reflected as a liability on any of the Financial Statements or the Closing Financial Statements, (iii) liabilities disclosed on the Disclosure Schedules and (iv) liabilities of the nature addressed  by the subject matter of the Seller’s representations and warranties in this Article IV (regardless of whether the facts and circumstances underlying such liability would have constituted a breach of a representation and warranty of the Seller hereunder).

(d)  The spreadsheets attached as Schedule 4.1.11(d) accurately reflect current pricing in 2016 with the Company’s top two customers for year-to-date 2016 as well as the Company’s minimum price available to distributors of its American Biotech Supply products.

4.1.12  Taxes.

   (a)  The Company has duly and timely filed all Tax Returns required to be filed prior to the Closing Date and such Tax Returns are true, correct and complete in all material respects.  The Company has complied in all material respects with all applicable Legal Requirements relating to the withholding of Taxes and has duly and properly withheld from salaries, wages and other compensation, and paid over to the appropriate Governmental Bodies, all amounts required to be so withheld and paid over for all periods. The Company has collected all sales, use or similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Bodies, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documentation in the manner required by all applicable sales and use Tax Legal Requirements.

   (b)  The Company has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

   (c)  No unresolved written claim has been made against the Company by a Governmental Body in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction.

   (d)  None of the Tax Returns of the Company is currently the subject of an audit by a Governmental Body.  Schedule 4.1.12(d) contains a list of all audits of all Tax Returns of the Company during the three (3) years immediately preceding the Closing Date.  There are no Encumbrances for Taxes upon any of the assets of the Company.

   (e)  Except as set forth on Schedule 4.1.12(e), the Company is not a party to any Tax allocation or sharing agreement and the Company has not been a member of an “affiliated group” filing a federal consolidated income Tax Return.

   (f)  The Company has not been a party to or engaged in a “listed transaction” as defined in the Treasury Regulations promulgated under Section 6011 of the Code (or any other similar applicable Legal Requirement).

4.1.13  Material Contracts.  Schedule 4.1.13 lists all Material Contracts.  A complete copy of each Material Contract, and all amendments thereto, has been provided to the Buyer.  Each Material Contract is legal, valid, binding, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity) and in full force and effect against the Company, and, to the Knowledge of the Seller, the other parties thereto.  Neither the Company, nor, to the Knowledge of the Seller, any other Person who is a party to any Material Contract is in breach or default in any material respect under any Material Contract (with or without the lapse of time, or the giving of notice, or both).  The Company has not sent or received any written notice of breach, termination or cure with respect to any Material Contract that is not currently resolved.

4.1.14  Personnel Matters; Labor Practices.

   (a)  Schedule 4.1.14(a) sets forth a true, correct and complete list of (i) all employees, officers and directors of the Company as of September 30, 2016, including those individuals on leave of absence or layoff status or temporary military recall, together with their employment commencement date, current rates of compensation, wages or commissions; (ii) each employee/officer who has entered into a contract for employment agreement with the Company, a copy of which has been provided to Buyer.

    (b)  The Company is in compliance in all material respects with all applicable Legal Requirements relating to the employment of labor including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining, workplace safety, discrimination, immigration and the payment of social security and other Taxes and, except as set forth on Schedule 4.1.14(b), the Company has not been and is not subject to any adverse rulings, findings or determinations of unlawful employment practices or violations of other related statutes.

   (c)  The Company is not a party to any Contract with any union, trade union, labor organization, employee group or similar entity which affects the employment of employees, including, but not limited to, any collective bargaining agreements, agreements with trade unions or labor contracts.  The Company has not been subject to a strike, involuntary slowdown or other involuntary work stoppage during the three (3) year period immediately preceding the date hereof and, to the Knowledge of the Seller, there are no such strikes, slow-downs or work stoppages threatened against the Company.

   (d)  Except as set forth in Schedule 4.1.14(d), to Seller’s Knowledge, no employee with annual compensation in excess of seventy-five thousand dollars ($75,000) or group of at least three (3) employees has any plans to terminate employment with the Company.  To the Knowledge of Seller, there are no facts or circumstances currently existing which would reasonably be expected to lead to a material dispute between the Company and any of the foregoing employees relative to compensation, benefits, terms of employment and/or job responsibilities.  The Company is in compliance in all material respects with all applicable federal, state and municipal Occupational Safety and Health Laws concerning or affecting employees of the Company.

   (e)  Except as set forth in Schedule 4.1.14(e), during the three year period preceding the Closing,  there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not Threatened, (a) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee with the Equal Employment Opportunity Commission, or (b) any petition for certification of a collective bargaining agent.

4.1.15

Benefit Plans.

    (a)  Schedule 4.1.15(a) lists each Plan.  Except as may be necessary to comply with a Legal Requirement, the Company does not have a legally binding commitment to create any additional Plan, to modify or change any existing Plan, or to terminate any existing Plan that would affect any current or former employee of the Company.  No Company Plans are defined benefit plans, (as defined in Section 3(35) of ERISA) or multiemployer plans (as defined in Section 4001(a)(3) of ERISA).  The Company has made available to the Buyer (i) true and complete copies of each Plan (including all amendments thereto), (ii) any trust agreement and contracts or insurance policies relating to each Company Plan, and (iii) the most recent summary plan description for each Plan.

    (b)  The form of each Pension Plan and Welfare Plan is in material compliance with the applicable terms of ERISA, the Code and other applicable Legal Requirements and such Plans have been operated in material compliance with such applicable Legal Requirements and the written Plan documents.  The Company has complied in all material respects with all provisions, rules, regulations and legislation relating to funding requirements for each Company Plan and there exist no unpaid funding liabilities which would be required to be accrued under GAAP except to the extent such liabilities have been accrued in the Financial Statements. Each Company Plan has been duly authorized by the board of directors and shareholders of the Company to the extent required under applicable Legal Requirements.  Neither the Company, nor, to the Knowledge of the Seller, any fiduciary of a Pension Plan has materially violated the requirements of Section 404 of ERISA.  All required reports with respect to the Pension Plans and Welfare Plans have been (when required) timely filed with the IRS, the U.S. Department of Labor or other applicable Governmental Body.  No Pension Plan or Welfare Plan is currently under audit or review by any Governmental Body and, to the Knowledge of the Seller, no such audit or review has been Threatened.  No charge, complaint or Proceeding with respect to any Pension Plan or Welfare Plan or the administration or the investment of the assets of any such Plan (except those routinely submitted in the ordinary course of Plan administration) is pending or, to the Knowledge of the Seller, Threatened against any such Plan, nor has the Company received written notice by any Governmental Body of any intention to commence an audit or review or to bring a charge, complaint or Proceeding.

   (c)  The Company has or will have made prior to the Closing Date all required contributions and paid in full all required insurance premiums and other required payments with regard to the Plans for policy or Plan years or other applicable periods ending on or before the Closing Date to the extent due or owing on or before the Closing Date or will have accrued the same on the Final Pricing Statement.

   (d)  The Company has never maintained, sponsored, participated in or contributed to, or has any liability with respect to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.  The Company has never contributed to, or has any actual or potential liability with respect to, any “multiemployer plan” as defined in Section 4001 (a) (3) of ERISA.

   (e)  Except as set forth on Schedule 4.1.15(e), the consummation of the transactions contemplated by this Agreement will not (i) entitle any Person currently or formerly providing services to the Company to severance pay or any other payment or form of compensation or benefit upon termination of services, or (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any such current or former service provider.

   (f)  Except as required under applicable Legal Requirements, neither Seller nor the Company has made any promises of welfare benefit plans within the meaning of Section 3(1) of ERISA that provides for continuing benefits or coverage for any former employees or retirees of the Company including, but not limited to retiree medical benefits.

4.1.16  Events Since Balance Sheet Date.  Since the Balance Sheet Date, the Business has not suffered any Material Adverse Effect.  Except as set forth on Schedule 4.1.16, since the Balance Sheet Date, the Company has not:

   (a)  Sold, transferred, leased or otherwise disposed of, or agreed to sell, transfer, lease (as lessor) or otherwise dispose of, any material assets or properties other than in the Ordinary Course of Business;

   (b)  Except for normal merit, cost-of-living and promotional increases to employees consistent with past practices of the Company, made or agreed to make any change in the rate of compensation, commission, bonus or other remuneration payable to, or granted any severance or termination pay to, or increased benefits payable under any existing severance or termination pay policies to, or entered into or modified any employment agreements with, any employees;

   (c)  Made or granted any increase in, or amended or terminated, any existing Plan or adopted any new Plan, except as may be necessary to comply with an administrative Legal Requirement;

   (d)  Purchased, redeemed or otherwise acquired or retired for value any of its capital stock or engaged in any recapitalization, issuance or other transaction involving its capital stock;

   (e)  changed the Company's authorized or issued capital stock, granted of any stock option or right to purchase shares of capital stock of the Company; issued any security convertible into such capital stock, granted of any registration rights, granted options, warrants or stock awards, purchased, redeemed, retired, or otherwise acquired any shares of any such capital stock, or declared or payed any dividend or other distribution or payment in respect of shares of capital stock;

   (f)  Amended its Organizational Documents;

   (g)  Made any change in accounting methods or practices, or Tax reporting principles, other than changes required by changes in GAAP or the Code;

   (h)  Entered into any partnership, joint venture or similar relationship in which an equity interest of another Person was acquired;

   (i)  Acquired any business enterprise whether via stock purchase, asset purchase or otherwise;

   (j)  Made any capital expenditures or commitments therefor such that the aggregate outstanding amount of unpaid obligations and commitments with respect thereto shall comprise in excess of Fifty Thousand Dollars ($50,000) on the date hereof;

   (k)  Incurred material damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance;

   (l)  Except in the Ordinary Course of Business, entered into, terminated or received notice of termination of any Material Contract;

   (m)  Granted or made any mortgage or pledge or subjected the Company or any of its properties or assets (tangible or intangible) to any claim, or Encumbrance of any kind (absolute or contingent), except Permitted Liens;

   (n)  Made any commitment or incurred any liability, through negotiations or otherwise, to any labor organization;

   (o)  Increased or established any reserve for Taxes or other liabilities on the books of the Company or otherwise provided therefore, except for Taxes or other liabilities relating to the Ordinary Course of Business; or wrote up or down the value of inventory or determine as collectable any notes or accounts receivable that were previously considered to be uncollectible, except for write-ups or write-downs in accordance with GAAP in the Ordinary Course of Business;

(p)  Experienced any Losses not covered by insurance (other than deductibles under the applicable insurance policies) to the extent such Losses are caused by theft of which the Seller is aware, employee or third-party claim, cyber intrusion or material property damage; or

   (q)  Entered into any Contract to do any of the foregoing.

4.1.17  Environmental Matters.  Except as set forth on Schedule 4.1.17:

   (a)  The Company has not (i) generated, treated, stored, handled or removed from or disposed of on the Leased Real Property or any other property previously occupied by the Company, any Hazardous Substances in material violation of any Environmental Law, (ii) received written notice from any Governmental Body or any third party of any Hazardous Substances which have migrated onto the Leased Real Property, or any other property previously occupied by the Company, from any adjacent property or which have migrated, emanated or originated from the Leased Real Property, or any other property previously occupied by the Company, onto any other property, (iii) received written notice from any Governmental Body or third party of any actual, alleged pending or Threatened violation or investigation of an alleged violation of any Environmental Law or Occupational Safety and Health Laws by the Company with respect to the Leased Real Property or any other property previously occupied by the Company, or (iv) received written notice from any Governmental Body or third party of any abatement, removal, remedial, corrective or other response actions required of the Company or any third party in connection with presence of Hazardous Substances on the Leased Real Property or any other property previously occupied by the Company.

   (b)  The Company has obtained all material Governmental Authorizations required for the operation of the Business and the use of the Leased Real Property as required by any Environmental Law or Occupational Safety and Health Laws and such Governmental Authorizations are in full force and effect and the Company is in material compliance with the terms and conditions of such Governmental Authorizations.

   (c)  There exists no pending Environmental Claim or Occupational Safety and Health Law Claim against the Company.

   (d)  The Company is in material compliance with all present interpretations of, or enforcement policies applicable to Environmental Law and Occupational Safety and Health Laws.

   (e)  True, correct and complete copies of all material environmental reports and related documentation from the past six (6) years in the possession or control of the Company with respect to the Leased Real Property have been made available to the Buyer.

4.1.18  Insurance.  Schedule 4.1.18 lists all insurance policies currently maintained by the Company.  Except as set forth in Schedule 4.1.18, and subject to any applicable deductibles and/or retention amounts and limits set forth such insurance policies, the Company does not self-insure with respect to (i) any employee health benefit plan, (ii) comprehensive general liability including premises risk and products and completed operations, (iii) loss of in-transit cargo, (iv) workers compensation, (v) loss or damage to personal or real property, (vi) fiduciary liability associated with any employee benefit plan or (vii) loss associated with loss of employee or business data due to a breach of information technology systems. Each such insurance policy is in full force and effect, and the Company has not received written notice of any cancellation or threat of cancellation of such insurance.  The Company has paid all insurance premiums due, and has otherwise performed all of its obligations and complied with all material conditions, under each insurance policy to which the Company is a named insured or that provides coverage to the Company and its directors, officers, fiduciaries or employees, and, to the Knowledge of Seller, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policies.  All such insurance policies (i) were procured from insurance companies, in part, by providing insurers with true and accurate statements and representations and estimated exposure information, after reasonable good faith inquiry and (ii) do not provide for any retrospective premium adjustment on the part of the Company.  To Seller’s Knowledge, the Company has timely reported to the applicable insurance carrier(s), to the extent required by and in accordance with applicable notice requirements, all losses sustained by the Company which are covered under one of the Company’s insurance policies, as well as all facts and circumstances that could reasonably give rise to any such loss or claim, as well as any actual notice of claim or legal action against the Company or its directors, officers, fiduciaries or employees which may result in losses covered under one of the Company’s insurance policies, except to the extent that the failure to comply with such notice requirements would not have a material adverse effect on the enforceability of the underlying policy.

4.1.19  Compliance with Legal Requirements; Governmental Authorizations.  The Company is in material compliance with all applicable Legal Requirements.  No notice has been issued and no Proceeding is pending or, to the Knowledge of the Seller, Threatened against the Company with respect to any alleged violation of any Legal Requirement applicable to the Company.  The Company has all material Governmental Authorizations required by all Legal Requirements applicable to the operation of the Business.  The material Governmental Authorizations issued to the Company are in full force and effect and the Company is in compliance in all material respects with such applicable Governmental Authorizations.  Schedule 4.1.19 contains a complete and accurate list of each Governmental Authorization that is held by the Company.  Unless by its terms it is non-transferable, each such Governmental Authorization shall remain in full force and effect immediately after the Closing.

4.1.20  Customers and Suppliers.  Schedule 4.1.20 lists (a) top customers from which the Company derived in the aggregate at least 80% or more of its total annual revenues for the fiscal year ended December 31, 2015 and for the period beginning on January 1, 2016 and ending on the end of the calendar month prior to the Closing Date  (“Top Customers”) and (b) all suppliers to whom the Company paid more than 10% of its total purchases for the fiscal year ended December 31, 2015 and for the period beginning on January 1, 2016 and ending on the end of the calendar month prior to the Closing Date (“Top Suppliers”).  Except as set forth on Schedule 4.1.20, (i) the Company has not received written or, to the Knowledge of the Seller, verbal  notice that any Top Customer or Top Supplier intends to terminate its relationship with the Company or to substantially reduce the amount of business it does with the Company, and Seller does not have any Knowledge of any such intention and (ii) the Company is not involved in any dispute with any Top Customer or Top Supplier, that individually or in the aggregate, could reasonably be anticipated to have a Material Adverse Effect.

4.1.21  Accounts; Safe Deposit Boxes.  Schedule 4.1.21 lists all bank and savings accounts and safe deposit boxes of each of the Company and all persons authorized to sign thereon.

4.1.22  Brokers; Agents.  Neither the Company nor Seller has dealt with any agent, finder, broker or other Representative in any manner which could result in the Buyer being liable for any fee or commission in the nature of a finder’s fee or originator’s fee in connection with the subject matter of this Agreement.

4.1.23 Gifts, Gratuities.  The Company has not offered or provided anything of value to:

(i)

any Person who is an official, officer, agent, employee or representative of any Governmental Body (including officials or employees of any public international organization or any business or enterprise owned by a Governmental Body), or any existing or prospective customer or supplier (whether government owned or nongovernment owned);

(ii)

any political party or official thereof; or

(iii)

any candidate for political or political party office;

in each case, for the purpose of (A) influencing a decision to not comply with his or her official duties of such Person described in clauses (i)-(iii); (B) inducing such Person described in clauses (i)-(iii) to act or fail to act in violation of his or her legal duties; or (C) causing such Person described in clauses (i)-(iii) to influence any act or decision of any Governmental Body or private entity in order to obtain or retain business, direct business toward any Person or obtain approvals.

4.1.24  Affiliate Transactions.  Except with respect to the Leased Real Property, neither Seller nor any Affiliate of Seller owns any material property or material assets used by the Company or is a party to any Material Contract with the Company, other than salaries, expense reimbursement and benefits in respect of employment or services provided in the Ordinary Course of Business.

4.1.25  Inventory.  The inventory shown included in the Closing Net Working Capital is of a quantity and quality (i) suitable for use in the Ordinary Course of Business in the case of raw materials, suppliers' products and semi-finished products, and (ii) saleable in the Ordinary Course of Business in the case of finished goods to the extent that reserves are not recorded on the inventory in the Closing Net Working Capital.

4.1.26  Product Warranty/Products.  Schedule 4.1.26 contains an accurate copy of (i) the Company’s standard factory warranty and (ii) an accurate summary of the warranty periods offered to the Company’s customers (listed by customers VWR, LabRepCo and by product lines American Biotech Supply and Lab Research Products with respect to all other customers) as set forth in such schedule along with any material deviations currently in effect with respect to such warranties.  To Seller’s Knowledge, there are no material warranty liabilities or recalls of the Company’s products, and no claims for service, repair, replacement, refund, recall or claims for other product-related remedies that are pending, Threatened or reasonably anticipated to be presented with respect to the Company’s products.

4.1.27  Product Liability.  Schedule 4.1.27 contains a complete and accurate list and summary description of all material liabilities, claims or obligations, absolute or (to Seller’s Knowledge) contingent, pending or (to Seller’s Knowledge) Threatened during the last three (3) years arising or alleged to arise from any actual or alleged injury to persons or property as a result of the ownership, possession or use of any product assembled or sold by the Company prior to the Closing Date, including but not limited to any claims arising from or alleged to arise from any actual or alleged exposure to asbestos and/or asbestos containing materials.  All such claims are fully covered by product liability insurance subject to applicable deductibles and available limits of coverage or if not are noted on Schedule 4.1.27.

4.1.28  Personal Property Leases.  There are no leases of personal property used by the Company involving annual payments in excess of Twenty-Five Thousand Dollars ($25,000).

0.1

Warranties and Representations Regarding the Seller

.  Seller hereby warrants and represents to the Buyer, which warranties and representations shall survive the Closing for the periods, and subject to the limitations, set forth in Article IX, below, that except as set forth in the Disclosures Schedules, the following statements are true and correct as of the date hereof:

4.2.1  Title to Subject Securities.  Seller is the beneficial and record owner of all of the Subject Securities and at the Closing will deliver to the Buyer good and marketable title to such Subject Securities free and clear of all Encumbrances.

4.2.2  Authority.  Seller has the absolute and unrestricted right, power, authority and capacity to enter into, execute and deliver this Agreement and the Ancillary Agreements to which Seller is a party, and Seller has the power and authority to sell, transfer and deliver to the Buyer the full legal and beneficial ownership in the Subject Securities pursuant to this Agreement and to consummate the transactions contemplated herein.  This Agreement has been, and each Ancillary Agreement to which Seller is a party will be, duly and validly executed and delivered by Seller, and this Agreement and such Ancillary Agreements are and shall constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject in each case to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a Proceeding in equity or an action at law)

4.2.3  No Conflict.  Neither the execution and delivery of this Agreement or the Ancillary Agreements to which Seller is a party nor the consummation or performance of any of the transactions contemplated hereunder or thereunder by Seller will (a) contravene, conflict with, or result in a violation of or default under any Legal Requirement or any Order to which Seller or the Subject Securities are subject, (b) violate or conflict with, or result in a default under, any contract by which the Seller or the Subject Securities are bound, or (c) result in the imposition or creation of any Encumbrance upon or with respect to the Subject Securities; except in the case of clauses (a) and (b), which would not have a material adverse effect on Seller’s ownership and ability to transfer the Subject Securities.  No action, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party or the consummation by Seller of the transactions contemplated hereby: except those that may be required solely by reason of Buyer’s (as opposed to any other third party’s) participation in the transactions contemplated hereby.

4.2.4  Restrictions on Transfer.  There are no voting trust agreements, powers of attorney, stockholder agreements, proxies or any other Contracts to which Seller is a party or by which Seller or the Subject Securities are bound relating to the sale, transfer, voting, registration, acquisition, distribution rights or disposition of any of the Subject Securities or otherwise granting any Person any right in respect of the Subject Securities, and there are no existing restrictions on the transfer of the Subject Securities other than restrictions imposed by applicable Legal Requirements.

4.2.5  Proceedings.  There is no Proceeding pending or, to the Knowledge of the Seller, Threatened against Seller, which would affect the ability of Seller to consummate the sale of the Subject Securities or the other transactions contemplated by this Agreement or the Ancillary Agreements. Seller is not subject to any Order that relates to the Subject Securities or to the Business.

0.2

Accuracy and Completeness of Representations and Warranties.  To the Knowledge of the Seller, no representation or warranty made by the Seller in this Agreement, taken as a whole (and including any information contained on the Disclosure Schedules), contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE I
Warranties and Representations of the Buyer

The Buyer hereby warrants and represents to the Seller, which warranties and representations shall survive the Closing for the periods, and subject to the limitations, set forth in Article IX, below, that the following statements are true and correct as the date hereof:

1.1

Authority

.    The Buyer has the absolute and unrestricted right, power and authority and capacity to enter into, execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement has been, and the execution and delivery of each Ancillary Agreement to which the Buyer is a party will be, duly and validly authorized by all necessary organizational action on the part of the Buyer.  This Agreement has been, and each Ancillary Agreement to which the Buyer is a party will be, duly and validly executed and delivered by the Buyer and this Agreement and such Ancillary Agreements are and shall constitute legally, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, subject in each case to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a Proceeding in equity or an action at law).

1.2

No Conflict

.  Neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which the Buyer is a party nor the consummation or performance of any of the transactions contemplated hereunder or thereunder by the Buyer will (a) contravene, conflict with, or result in a violation of or default under any provision of the Organizational Documents of the Buyer, (b) contravene, conflict with, or result in a violation of or default under any Legal Requirement or any Order to which the Buyer is subject, or (c) violate or conflict with, result in a default under, or give any Person the right to exercise any remedy under any material contract to which the Buyer is subject.  No action, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by the Buyer in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which the Buyer is a party, or the consummation by the Buyer of any of the transactions contemplated hereby or thereby.

1.3

Organizational Matters

.  The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.  The Buyer has the organizational power and authority to own or lease its properties and assets and to carry on all business activities currently conducted by it.

1.4

Proceedings

.  There is no Proceeding pending or, to the knowledge of the Buyer, Threatened against the Buyer which would affect the ability of the Buyer to consummate the purchase of the Subject Securities or the other transactions contemplated by this Agreement or the Ancillary Agreements.

1.5

Brokers; Agents.

  The Buyer has not dealt with any agent, finder, broker or other Representative in any manner which could result in the Seller or the Company being liable for any fee or commission in the nature of a finder’s or originator’s fee in connection with the subject matter of this Agreement.

1.6

Acquisition for Equity Investment.

1.7

  Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Subject Securities. Buyer confirms that it can bear the economic risk of its investment in the Subject Securities and can afford to lose its entire investment in the Subject Securities and the Company has provided Buyer and its representatives the opportunity to ask questions of the Seller and Senior Management Team and to acquire additional information about the business and financial condition of the Company. Buyer is acquiring the Subject Securities for the investment and not with a view toward or for the sale in connection with any distribution thereof, or with any present intention of distributing or selling such Subject Securities. Buyer agrees that the Subject Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without compliance with applicable United States prospectus and registration requirements, except pursuant to an exemption therefrom under applicable United States securities laws.

ARTICLE II
Disclosure Schedules

The schedules and information set forth in the Disclosure Schedules refer to the section or paragraph of this Agreement to which such schedule and information is responsive, and each such schedule and information shall be deemed to have been disclosed with respect to all other sections and paragraphs of this Agreement to which the applicability of such information is reasonably apparent on its face notwithstanding the omission of a cross-reference.  All capitalized terms used in the Disclosure Schedules and not otherwise defined therein shall have the same meanings as are ascribed to such terms in this Agreement.  The Disclosure Schedules shall not vary, change or alter the literal meaning of the representations and warranties of the Seller contained in this Agreement, other than creating exceptions thereto which are responsive to the language of the warranties and representations contained in this Agreement.  The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material.  Any summary or description of any law or regulation, contract or other document contained in the Disclosure Schedules is only a summary, is not complete and is qualified by the full text of such law or regulation, contract or other document.

ARTICLE III
Covenants

3.1

Cooperation

.  The parties shall use their commercially reasonable efforts to cooperate with each other and cause their respective Representatives to cooperate with each other after the Closing to ensure the orderly transition of the ownership of the Company and control of the Business to the Buyer and to minimize any disruption to the Business that might result from the transactions contemplated hereby.

3.2

Records/Personnel

.

(a)

The Seller may, after the Closing, retain copies of the Records, including Records stored on computer disks or any other storage medium, as the Seller is reasonably likely to need to meet accounting, auditing and Tax requirements or any Legal Requirement.  The Buyer shall retain, and shall cause the Company to retain, the Records for a period of at least five (5) years after the Closing.  Following the expiration of such five (5) year period, the Buyer and the Company may dispose of such Records; provided that, Buyer or the Company shall notify the Seller of their intent to dispose of such records and, if requested by the Seller, the Buyer shall deliver, and shall cause the Company to deliver, to the Seller, at the Seller’s expense, any of such Records as the Seller may reasonably request.  During the period in which the Buyer and the Company maintain such Records, upon reasonable notice and request by the Seller, the Buyer shall permit, and shall cause the Company to permit, during normal business hours, any Representative of the Seller to examine, copy and make extracts from all Records, all without cost, surcharge or expense to the Seller other than reasonable copy charges, as the Seller is reasonably likely to need in connection with any accounting, auditing or Tax requirements or any Legal Requirement or in connection with any claims or Proceedings, including, but not limited to, any financial reporting obligation and in connection with any other such matter as may be reasonably requested by the Seller.

(b)

The Buyer shall also cause the Company to make employees of the Company available to the Seller and its Representatives at such employee’s normal business location and during such employee’s normal business hours to provide such assistance to the Seller as may be reasonably requested by the Seller from time to in connection with the Seller’s involvement in the Company, as follows:

(i)

To reasonably assist, as requested, in responding to inquiries from or audits by or required by any Governmental Body or to assist, as requested, in connection with any Legal Requirement, including preparation of responses and other required documents;

(ii)

To provide reasonable support and information as necessary in connection with any accounting requirements or to prepare appropriate financial statements;

(iii)

To provide reasonable support and information necessary for preparing Tax Returns for periods prior to and including the years ending on or prior to the Effective Time;

(iv)

To provide reasonable support and information to respond to any Tax inquiries, audits or other Proceedings for any period or partial period prior to the Effective Time; and

(v)

To provide other reasonable assistance of a similar nature as may be reasonably required by Seller.

3.3

Publicity

.  The parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party hereto or such party’s Affiliates without the prior consent of the other parties hereto, except:  (a) in any documents utilized in connection with the Buyer’s financing for the transactions contemplated herein but only after such financial Representatives have been informed of the confidential nature of such information and this transaction and the Buyer shall take reasonable efforts to cause such financial Representatives to not disclose the same and shall be responsible for disclosure by such financial Representatives; (b) as such release or announcement may be required by applicable Legal Requirements, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance and (c) the Seller may make internal announcements to the Company’s employees so long as they are not inconsistent with any of the terms of the transaction set forth in this Agreement and provided that Seller coordinates with Buyer regarding the timing and nature of such announcements.

3.4

Employees; Benefit Plans.

(a)

During the period commencing on the Closing Date and ending on the date which is 12 months following the Closing Date (or if earlier, the date of the employee’s termination of employment with the Company), the Buyer shall and shall cause the Company to provide each employee who remains employed immediately after the Closing (“Company Continuing Employee”) with: (i) base salary or hourly wages which are no less than the base salary or hourly wages provided by the Company immediately prior to the Closing; (ii) target bonus opportunities (excluding equity-based compensation), if any, which are no less than the target bonus opportunities (excluding equity-based compensation) provided by the Company immediately prior to the Closing; (iii) retirement and welfare benefits that are no less favorable in the aggregate than those provided by the Company immediately prior to the Closing; and (iv) severance benefits that are no less favorable than the practice, plan or policy in effect for such Company Continuing Employee immediately prior to the Closing.

(b)

With respect to any employee benefit plan maintained by the Buyer or its Affiliates (collectively, “Buyer Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Closing, the Buyer shall, or shall cause its Affiliates to:  (i) waive all active-at-work requirements, waiting periods, evidence of insurability requirements, coverage exclusions, pre-existing condition limitations on coverage (except for long-term disability insurance), or similar limitations with respect to participation and coverage requirements applicable to each such Company Continuing Employee; (ii) recognize all service of such Company Continuing Employee with the Company for eligibility, vesting and accrual purposes to the same extent said service was recognized under a similar Plan as of the Closing Date; provided, however that the foregoing shall not apply to the extent it would result in a duplication of benefits.

(c)

This Section 7.4 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.4, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.4.  Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement.  The parties hereto acknowledge and agree that the terms set forth in this Section 7.4 shall not create any right in any employee or any other Person to any continued employment with the Company, the Buyer or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever.

3.5

Execution of Additional Documents

.  From time to time after the Closing, as and when requested by a party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments, and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE IV
Restrictive Covenants

4.1

Non-Competition

.  In consideration of the mutual covenants provided for herein and the compensation to be paid to the Seller at the Closing, for a period of five (5) years from the Closing Date, (the “Non-Compete Period”) Seller, except as an employee or consultant to the Company, Buyer and/or any of their Affiliates, shall not engage, directly or indirectly, in the business of designing, manufacturing, marketing, modifying, distributing or selling of refrigeration  systems for use in medical, clinical, research and scientific laboratory applications (the “Restricted Business”) worldwide; provided, however, that Seller may acquire or otherwise own less than a five percent (5%) equity interest in a publicly held enterprise engaged in the Restricted Business as long as Seller does not render advice or assistance to such enterprise.  In addition, during the Non-Compete Period, Seller shall not, directly or indirectly, persuade or attempt to persuade any employee of the Company to leave the Company’s employ, or to become employed by any Person other than the Company for the purpose of engaging in the Restricted Business; provided that the foregoing shall not restrict the Seller from (i) soliciting employees through general solicitations or (ii) soliciting employees through use of a recruiting firm provided that the Seller did not instruct the recruiting firm to approach employees of the Company.  Seller agrees that the provisions of this Section 8.1 are reasonable and necessary for Buyer’s protection and that if any portion thereof shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to one or more periods of time, geographic area, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect and that any such invalid or unenforceable provision shall be deemed, without further action on the part of any Person, modified and limited to the extent necessary to render the same valid and enforceable in such jurisdiction.  Seller further agrees that the remedies at law in the event of a breach of or a default under this Section 8.1 would be insufficient and that Buyer shall be entitled to the immediate grant of equitable relief including, but not limited to, the remedy of specific performance to enjoin any breach, or the continuation of any breach, of the provisions of this Section 8.1.

4.2

Non-Disclosure of Confidential Information

4.3

.  Seller acknowledges that, except in performing his duties as an employee or consultant to the Company, Buyer and/or any of their Affiliates, Seller shall not, at any time during the five (5) year period following the Closing Date, disclose any Confidential Information to anyone other than to Representatives of the Company or the Buyer (except for any such Confidential Information which is required to be disclosed by Seller in connection with any Proceeding or pursuant to any Legal Requirement, and then only after Seller has given written notice to the Buyer (to the extent practicable and legally permissible) of the intention to disclose such Confidential Information and has given the Buyer a reasonable opportunity to contest the need for such disclosure, and Seller shall cooperate with the Buyer, at the Buyer’s expense, in connection with any such contest)

.  In addition to all other legal remedies available to the Buyer for the enforcement of the covenants of this Section 8.2, Seller further agrees that the remedies at law in the event of a breach of or a default under this Section 8.2 would be insufficient and that Buyer shall be entitled to the immediate grant of equitable relief including, but not limited to, the remedy of specific performance to enjoin any breach, or the continuation of any breach, of the provisions of this Section 8.2.

ARTICLE V
Indemnification

5.1

Indemnification by the Seller

.  Subject to the limitations, conditions and restrictions set forth in this Agreement, the Seller shall indemnify the Buyer and its Affiliates (including, after the Closing, the Company) (collectively, the “Buyer Indemnified Parties”) and hold each of them harmless from and against any and all Losses of or against the Buyer Indemnified Parties to the extent resulting from or arising out of:

(a)

any breach of any representation or warranty made by the Seller in this Agreement;

(b)

any breach or non-fulfillment of any covenant of the Seller contained in this Agreement;

(c)

any liability arising out of the Cook County Litigation or any other claims that may arise from those facts and circumstances underlying such litigation (provided, however, that notwithstanding Section 9.3(b)(i) below, Seller shall retain the exclusive right to control the defense of such litigation and/or other claims); or

(d)

any claim for Taxes related to Pre-Closing Tax Period including but not limited to any Taxes associated with Transaction Tax Deductions.

5.2

Indemnification by the Buyer

.  Subject to the limitations, conditions and restrictions set forth in this Agreement, the Buyer shall indemnify the Seller and its Affiliates and agents (excluding, after the Closing, the Company) (collectively, the “Seller Indemnified Parties”) and hold each of them harmless from and against any and all Losses of or against the Seller Indemnified Parties to the extent resulting from or arising out of:

(a)

any breach of any representation or warranty made by the Buyer in this Agreement;

(b)

any claim for Taxes associated with Post-Closing Tax Period; or

(c)

any breach or non-fulfillment of any covenant of the Buyer contained in this Agreement.

5.3

Procedure Relative to Indemnification

.

(a)

In the event that any party hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Article IX, such party (the “Claiming Party”) shall promptly notify the party or parties against which the claim is made (the “Indemnifying Party”) in writing of such claim (a “Claim Notice”) promptly after the Claiming Party receives notice of any action, Proceeding, demand, assessment, claim, loss, liability or damages, whether or not involving any claim of a third party (a “Third Party Claim”), that may reasonably be expected to result in a claim for indemnification by the Claiming Party against the Indemnifying Party.  The Claim Notice shall specify the basis of such indemnification claim including the specifics regarding any breach of representation, warranty or covenant claimed by the Claiming Party and the Losses incurred by, or anticipated to be incurred by, the Claiming Party on account thereof.  If such Losses are final and liquidated in amount, the Claim Notice shall so state and such amount shall be deemed the amount of the claim of the Claiming Party.  If such Losses are not final and liquidated, the Claim Notice shall so state and, if reasonably possible, the Claiming Party shall make a good faith estimate of the indemnifiable Losses it expects to sustain and in such event a claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such claim is liquidated and the Losses are finally determined.

(b)

The following provisions shall apply to claims of the Claiming Party which are based upon a Third Party Claim (including any form of Proceeding filed or instituted by any Governmental Body):

(i)

The Indemnifying Party shall have the right (which right may be exercised  by providing notice to the Claiming Party), upon receipt of the Claim Notice and at its expense, to defend such Third Party Claim in its own name or, if necessary, in the name of the Claiming Party; provided, however, that if, in addition to the claim for which indemnification under this Article IX is being sought, the Third Party Claim involves a matter with respect to which the Claiming Party agrees in writing that it is not entitled to indemnification hereunder, such matter shall be within the sole responsibility and expense of the Claiming Party and its counsel.  The Claiming Party will cooperate with and make available to the Indemnifying Party such assistance (including, without limitation, access to employees) and materials as may be reasonably requested of the Claiming Party, and the Claiming Party shall have the right, at the Claiming Party’s expense, to participate in the defense.  The Indemnifying Party shall not have the right to settle and compromise such claim or consent to the entry of any Order with respect to such claim without the consent of the Claiming Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless the following shall apply: (A) such settlement provides the Claiming Party with a full release from such Third Party Claim; and (B) the sole relief provided in such settlement is monetary damages that are paid in full by the Indemnifying Party.

(ii)

In the event the Indemnifying Party shall notify the Claiming Party that the Indemnifying Party does not wish to defend the Third Party Claim, then the Claiming Party shall have the right to conduct a defense against such Third Party Claim and shall have the right to settle and compromise such Third Party Claim or consent to the entry of any Order with respect to such Third Party Claim only with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)

Once the amount of any claim under this Article IX is liquidated and the claim is finally determined, subject to Section 9.4, below, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Article IX, and in the event that there is a (i) final and non-appealable Order from a court of competent jurisdiction or (ii) a final determination through a mutually agreed upon dispute resolution process determining  that the Indemnifying Party is obligated to indemnify the Claiming Party for such claim, the Indemnifying Party agrees to pay all reasonable and documented costs, expenses and fees, including reasonable and documented attorneys’ fees, which are incurred by the Claiming Party in attempting to enforce its indemnification rights under this Article IX, which the Indemnifying Party and the Claiming Party agree are due to the Claiming Party or which a court, arbitrator or other judicial body determines are due to the Claiming Party.  In the event that there is a (i) final and non-appealable Order from a court of competent jurisdiction or (ii) a final determination through a mutually agreed upon dispute resolution process determining  that the Indemnifying Party is not obligated to indemnify the Claiming Party for such claim, the Claiming Party agrees to pay all reasonable and documented costs, expenses and fees, including reasonable and documented attorneys’ fees, which have been incurred by the Indemnifying Party in defending and/or disputing the claim for indemnification by the Claiming Party under this Article IX.

(d)

Notwithstanding anything to the contrary in this Section 9.3, with respect to the Cook County Litigation, as between Buyer and Seller, the Seller shall have the right, post-Closing, to control, contest, defend, or litigate the Cook County Litigation and the Buyer’s consent shall not be required for Seller to take any action related thereto in the name of and on behalf of the Company.  To the extent reasonably practicable, however, Seller shall consult with the Buyer prior to taking any material action with respect to the Cook County Litigation or any other claims that may arise from the facts and circumstances underlying such litigation.

5.4

Limits on Indemnification

.

(a)

Basket Amount.  Notwithstanding anything contained in this Agreement to the contrary, the Seller shall not be obligated to indemnify any Buyer Indemnified Party with respect to any Losses pursuant to Section 9.1(a), above, unless and until the aggregate Losses from all claims with respect thereto exceed, in the aggregate, Three Hundred Ten Thousand Dollars ($310,000) (the “Basket Amount”), and then indemnification hereunder shall be only to the extent such Losses exceed the Basket Amount.  The parties agree that the Basket Amount is to serve as a “deductible” for indemnification.

(b)

Maximum Amount of Indemnification.  Notwithstanding anything contained in this Agreement to the contrary, but subject in all respects to Section 9.4(c), below, in no event shall the Seller’s aggregate obligation to provide indemnification for Losses under Section 9.1(a), above, exceed Ten percent (10%) of the Base Purchase Price, that is Three Million One Hundred Thousand Dollars ($3,100,000).

(c)

Limitations Not Applicable to Certain Representations.  Notwithstanding anything contained in this Agreement to the contrary, the limitations set forth in Section 9.4(b) shall not apply to limit the indemnification to which the Buyer Indemnified Parties may be entitled for Losses arising from any breach of the Fundamental Company Representations, the Fundamental Seller Representations, the representation and warranty in Section 4.1.17 (Environmental Matters) or pursuant to Section 9.1(d) (Taxes for Pre-Closing Tax Period); provided, however, that in no event shall the Seller’s obligation to provide indemnification for Losses under this Article IX exceed $31,000,000 less any of the Holdback Amount not paid to Seller.

5.5

Survival

.  Each of the warranties and representations of the Seller and the Buyer contained in this Agreement and in the Ancillary Agreements shall survive the Closing until the eighteen (18) month anniversary of the Closing Date; provided, however, that (i) except as set forth in clause (ii) below, the representations and warranties contained in Section 4.1.17 (Environmental Matters) shall survive the Closing until the three (3) year anniversary of the Closing Date, (ii) the representations and warranties contained in Section 4.1.12 (Taxes) and Section 4.1.17 solely with respect to any matters pertaining to the property previously occupied by the Company at 1840 Industrial Drive, Libertyville, Illinois shall survive the Closing for the applicable statute of limitations period and (iii) the Fundamental Company Representations, the Fundamental Seller Representations, the Fundamental Buyer Representations or a claim in respect of Fraud shall survive the Closing indefinitely.  All of the covenants of the Seller and the Buyer contained in this Agreement or in any Ancillary Agreement shall survive after the Closing in accordance with their terms.  Any claim for indemnification hereunder which is made in writing prior to the expiration of the applicable survival period, and the rights of indemnity with respect thereto, shall survive such expiration until resolved or judicially determined and any claim for indemnification not submitted in writing to the Indemnifying Party prior to the expiration of the applicable survival period shall be deemed to have been waived and shall be absolutely and forever barred and unenforceable, null and void, and of no force or effect whatsoever, and the Indemnifying Party shall have no further liability with respect thereto.

5.6

Escrow Account

.

(a)

The Seller’s obligation to provide indemnification under this Article IX shall be first satisfied from the Escrow Account in accordance with the Escrow Agreement.  In the event that any such indemnification obligation is not able to be satisfied from the Escrow Account, then the Seller shall pay to the Buyer Indemnified Parties the amount not satisfied from the Escrow Account, by wire transfer of immediately available funds to an account or accounts designated in writing by such Buyer Indemnified Party.

(b)

On the date that is six (6) months following the Closing Date, the Buyer and the Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the Seller an amount equal to the difference between (i) one fourth (1/4) of the Escrow Amount minus (ii) any amounts previously paid to any Buyer Indemnified Party and any amounts then subject to a Claim Notice.  On the date that is twelve (12) months following the Closing Date, the Buyer and the Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the Seller an amount equal to the difference between (x) one fourth (1/4) of the Escrow Amount minus (y) any amounts paid to any Buyer Indemnified Party since the date that was the six (6) months following the Closing Date and any amounts then subject to a Claim Notice.  On the date that is eighteen (18) months following the Closing Date, the Buyer and the Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the Seller all funds remaining in the Escrow Account minus any amounts then subject to a Claim Notice.  Promptly upon (and in any event within three (3) Business Days of) the resolution of any matter set forth in a Claim Notice, the Buyer and the Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the Seller all funds remaining in the Escrow Account minus any amounts then remaining subject to a Claim Notice.

5.7

Losses Net of Insurance and Tax Benefits

.  With respect to any matter covered by this Article IX, the Claiming Party shall assert all claims under all applicable insurance policies and any indemnification claim shall be net of any insurance proceeds received by the Claiming Party (net of any deductible amounts and costs of collection), and, to the extent that insurance proceeds are collected by the Claiming Party after an indemnification claim has been settled, the Claiming Party will restore the Indemnifying Party to the same economic position as would have existed had such insurance proceeds been collected prior to the settlement of such claim.  In addition, the amounts for which an Indemnifying Party shall be liable under this Article IX shall be net of any Tax benefit actually realized by the Claiming Party as a result of the facts and circumstances giving rise to the liability of the Indemnifying Party.

5.8

Assignment; Reimbursement

.

(a)

If any of the Losses for which an Indemnifying Party is responsible under this Article IX are recoverable or reasonably likely to be recoverable against any third party at the time that payment is made hereunder (or at the time there is a credit against the Basket Amount hereunder), the Claiming Party shall assign any and all rights that it may have to recover such Losses to the Indemnifying Party or, if such rights are not assignable for any reason, the Claiming Party shall attempt in good faith to collect any and all such Losses on account thereof from such third party for the benefit of the Indemnifying Party.  The Claiming Party shall reimburse the Indemnifying Party for any and all Losses paid by the Indemnifying Party to the Claiming Party pursuant to this Agreement to the extent such amount is subsequently paid to the Claiming Party by any Person other than the Indemnifying Party.

5.9

Mitigation

.  No Person shall be entitled to indemnification hereunder for the amount of Losses in excess of the amount of such Losses which would have been incurred but for the failure of such Person to take or commence to take commercially reasonable actions to mitigate such Losses upon becoming aware of any claim.

5.10

Tax Representations

.  Notwithstanding anything contained in this Agreement to the contrary, the Buyer Indemnified Parties shall not be entitled to recover for any breach of Section 4.1.12 (Taxes), above, or Article X, below, for any Tax attributable to a period (or portion thereof) beginning after the Closing.

5.11

No Duplication of Warranties

.  Notwithstanding anything contained in this Agreement to the contrary, (a) the Buyer Indemnified Parties may not assert multiple claims under Section 9.1, above, in order to recover duplicative Losses in respect of a single set of facts or circumstances under more than one representation or warranty in this Agreement whether such facts or circumstances would give rise to a breach of more than one representation or warranty in this Agreement, and (b) the Buyer Indemnified Parties may not assert any claim under Section 9.1, above, for any item of Losses in the event and to the extent the Buyer has already received recovery of such item as a result of a Working Capital Adjustment or to the extent the Buyer received credit for a reserve for such item in the preparation of the Final Pricing Statement.

5.12

Sole Remedy

.  The sole remedy of the Buyer and the Seller for any and all claims with respect to the transactions contemplated by this Agreement and the Ancillary Agreements (except for any injunctive relief to which a party may be entitled pursuant to Article VIII) shall be the indemnity set forth in this Article IX, and neither the Buyer Indemnified Parties nor the Seller Indemnified Parties will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, against the other parties with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, all of such remedies, entitlements and recourse being expressly waived by the parties hereto to the fullest extent permitted by Legal Requirements; provided however, the foregoing shall not apply to any Losses arising from Fraud by the Seller.  The provisions of this Section 9.12, however, shall not in any way limit Buyer’s recourse, at law or equity, on account of any breaches of the Employment Agreements or the Varnfield Lease.

ARTICLE VI
Tax Matters

6.1

Tax Returns

.

(a)

After the Closing Date, the Buyer and the Company will cause the Company to be included in the Buyer’s affiliated group pursuant to Treasury Regulations Section 1.1502-75 and will join together in filing a consolidated federal income Tax Return.  The Seller shall be responsible for preparing and filing all income Tax Returns with respect to the activity of the Company for any taxable period ending on or prior to the Closing Date, all such Tax Returns shall report the Transaction Tax Deductions in such a taxable period, and the Seller hereby covenants and agrees to pay all income Tax shown on such income Tax Returns (except to the extent such income Tax is reflected in the calculation of the Working Capital Amount).  The parties hereby agree that all Transaction Expenses shall be paid as of or on the Closing Date and shall not result in any payables for the Company after the Closing.

(b)

With respect to Tax Returns that are required to be filed by or with respect to the Company for Straddle Periods (“Straddle Returns”), such Straddle Returns shall be prepared in a manner consistent with past practice (unless otherwise required by law).  Buyer shall deliver, at least 30 days prior to the due date for filing such Straddle Return (including extension), to the Seller a statement setting forth the amount of Tax allocated to the Seller pursuant to Section 10.7 (the “Tax Statement”) and copies of such Straddle Return.  The Seller shall have the right to review such Straddle Return and the Tax Statement prior to the filing of such Straddle Return and, within ten days after the date of receipt by Seller of any Straddle Return, to request in writing any reasonable changes to such Straddle Return.  Seller and Buyer agree to consult and resolve in good faith any issue arising as a result of the review of such Straddle Return and the Tax Statement and mutually to consent to the filing as promptly as possible of such Straddle Return.  In the event the parties are unable to resolve any dispute within ten days after Buyer has received Seller’s written request for changes, then any disputed issues shall be immediately submitted to the Independent Accounting Firm selected pursuant to Section 2.5(c) to resolve in a final binding matter prior to the due date for such Straddle Return.  The fees and expenses of the Independent Accounting Firm shall be shared equally between Seller and Buyer.

(c)

The Buyer shall be responsible for preparing and filing all Tax Returns that relate to the Taxes of the Company other than those described in this Section 10.1(a) and (b) and shall pay all Taxes shown as due by the Company on such Tax Returns.

6.2

Certain Taxes

.  All transfer, documentary, sales, use, stamp, registration and similar Taxes and fees (including any penalties and interest) attributable to the Seller’s sale of the Subject Securities to the Buyer pursuant to this Agreement shall be paid 50% each by the Seller and Buyer when due, and the Buyer shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Legal Requirements, the Seller shall join in the execution of any such Tax Returns and other documentation.

6.3

Tax Proceedings

.  In the event that the Buyer or any of its Affiliates, including the Company, receives any oral or written communication regarding any pending or threatened examination, audit, claim, adjustment or other Proceeding with respect to the liability of the Company or the Seller for Taxes for any period for which the Seller is liable under this Agreement (a “Tax Claim”), the Buyer will, within twenty (20) calendar days, notify the Seller in writing thereof (provided, however, that any failure by Buyer to provide timely written notice shall not prejudice Buyer’s entitlement to indemnification so long as Buyer can demonstrate that (i) Seller was aware of such Tax Claim within such notice period or (ii) the failure to provide timely notice has not prejudiced Seller’s ability to contest any such Tax Claim).  If the Seller is liable under this Agreement for such Taxes, the Seller will be entitled, at the Seller’s sole expense and with counsel of its own choosing, in accordance with Article IX, above, to control or settle the contest of any Tax Claim.  The Seller will keep the Buyer fully and timely informed with respect to the commencement, status and nature of any Tax Claim.  The Buyer and its Affiliates, including the Company, will cooperate fully with the Seller in handling any such Tax Claim.  The Buyer will provide, or cause to be provided to the Seller or its designee, all necessary authorizations, including powers of attorney, to control any Tax Claim which the Seller is entitled to control in connection with this Section 10.3.

6.4

Cooperation on Tax Matters

.  The Buyer and the Seller shall cooperate fully in connection with the filing of Tax Returns and any audit, litigation or other Proceeding with respect to Taxes, including, without limitation, by providing or causing to be provided to the Seller any powers of attorney that the Seller reasonably requests for the purposes of filing any income Tax Return or participating in any Proceeding.  Such cooperation shall include the retention and the provision of records and information reasonably relevant to any such audit, litigation, or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Buyer and the Seller agree (a) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning prior to the Closing Date until expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party to this Agreement so requests, the Buyer or the Seller, as the case may be, shall allow the other party to take possession of such books and records.  The Buyer and the Seller agree, upon reasonable request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated herein).

6.5

Refunds.  The Seller shall be entitled to any refund or credit of Taxes (including any interest paid thereon) of the Company for any Pre-Closing Tax Period.  The Seller shall prepare and file at its sole cost and Buyer shall cause the Company, or relevant entity, to sign, on a timely basis for the receipt of any refund to which the Seller is entitled under this Section 10.5, including the filing of any amended Tax Return and IRS Form 1139 (and analogous forms under state or local law) that carries back net operating losses of the Company that arose in a Pre-Closing Tax Period.  In addition, the Seller shall prepare and file at its sole cost and Buyer shall cause the Company to sign IRS Form 4466 (and analogous forms under state or local law), if applicable, in respect of the Company’s tax year ending on the Closing Date no later than due date for the filing of such Tax Returns.  Within four (4) Business Days after receipt or use by the Buyer or the Company or any of their subsidiaries or Affiliates of any Tax refund, Tax credit or Tax benefit to which the Seller is entitled, Buyer or the Company shall, or shall cause the applicable subsidiary or Affiliate to, deliver and pay over, by wire transfer of immediately available funds, such Tax refunds to the Seller.  The Buyer will, and will cause the Company and its subsidiaries to, execute such documents, take reasonable additional actions and otherwise reasonably cooperate as may be necessary for the Buyer, the Company and their subsidiaries to perfect their rights in and obtain all Tax refunds for which any such Person is eligible and to which the Seller or the Company are entitled.  None of the Buyer or the Company shall, or shall permit any of their respective subsidiaries to, forfeit, fail to collect or otherwise minimize any Tax refund to which the Seller would be entitled, whether through any election to carry forward a net operating loss under Section 172(b)(3) of the Code (or any analogous or similar state or local law) or otherwise.

6.6

Tax Benefits.  The Buyer and/or the Company and its Affiliates shall pay to the Seller any Transaction Tax Benefit (as defined below) realized.  For this purpose, a Transaction Tax Benefit is any reduction in the Buyer and/or the Company’s or its Affiliate’s Tax liability in any Post-Closing Tax Period resulting from the carryforward of any Transaction Tax Deductions from Pre-Closing Tax Periods to such Post-Closing Tax Period.  A Transaction Tax Benefit shall be deemed to be realized in a Post-Closing Tax Period if, and to the extent that, (1) the Buyer, the Company’s and its Affiliate’s liability for Taxes for such Post-Closing Tax Period, calculated by excluding the carryforward of Transaction Tax Deductions from Pre-Closing Tax Periods to such Post-Closing Tax Period, exceeds (2) the Buyer and/or the Company’s and its Affiliate’s liability for Taxes for such Post-Closing Tax Period, calculated by taking into account the carryforward of Transaction Tax Deductions from Pre-Closing Tax Periods to such Post-Closing Tax Period.  A Transaction Tax Benefit shall be calculated at the time the Buyer and/or the Company or its Affiliates file Tax Returns for such Post-Closing Tax Periods, and not when estimated Taxes are paid.  The Buyer shall prepare and submit to the Seller within five (5) days after the filing of any Tax Return for a Post-Closing Tax Period a schedule (along with all back-up calculations) setting forth the Transaction Tax Benefit calculation for Seller’s review, comment, and consent.  The Buyer and/or the Company and its Affiliates shall timely and properly deliver all such documents, forms and other information as Seller may reasonably request which relate to the calculation of the Transaction Tax Benefit amount.  If, within thirty (30) days after receiving the Buyer’s schedule, the Seller notifies the Buyer that the Seller disputes any item(s) reflected on such schedule, the Buyer and the Seller shall cooperate in good faith to resolve any dispute.  If the Buyer and Seller fail to reach an agreement within thirty (30) days after the Seller notifies Buyer that the Seller disputes any item(s) reflected on Buyer’s schedule, the determination of the disputed item or items shall be made by the Independent Accounting Firm, whose decision shall be final and whose fees shall be shared equally by the Buyer, on the one hand, and the Seller on the other hand.

6.7

Straddle Periods.  In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall be deemed to be:

(a)

In the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and

(b)

In the case of Taxes not described in (a) above (such as franchise Taxes, Taxes that are based upon or related to income or receipts, based upon occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), the amount of any such Taxes shall be determined as if such taxable period ended as of the close of business on the Closing Date.

6.8

Restricted Actions

.  Without the prior written consent of the Seller, neither the Buyer nor any Affiliate thereof shall: (a) file, re-file, supplement, or amend any Tax Returns with respect to the activity of the Company for any taxable period ending on or prior to the Closing Date, (b) voluntarily approach any taxing authority regarding any Taxes or Tax Returns with respect to the activity of  the Company that were originally due on or prior to the Closing Date, or (c) take any action relating to Taxes that could create a Tax liability for the Company or the Seller for any taxable period ending on or prior to the Closing Date.

6.9

Conflict.  To the extent there is any conflict between the provisions of the Article X and Article IX, the provisions of this Article X shall control.

ARTICLE VII
Definitions

“Affiliate” means, with respect to any Person, another Person controlled by, under the control of or under common control with, that Person.

“Agreement” means this Stock Purchase Agreement (including the Disclosure Schedules), as the same may be amended or modified from time to time.

“Ancillary Agreements” means, with respect to any party, the agreements, documents and instruments to be executed and delivered by such party pursuant to this Agreement.

“Balance Sheet Date” means December 31, 2015.

“Base Purchase Price” has the meaning set forth in Section 2.2, above.

“Basket Amount” has the meaning set forth in Section 9.4(a), above.

“Business” has the meaning set forth in the Recitals, above.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks located in Charleston, South Carolina are authorized or required by law to close.

“Buyer” has the meaning set forth in the Preamble, above.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.1, above.

“Cash” means, with respect to the Company, as of any date and time, the amount of cash and bank deposits as reflected in the Company’s bank and money market account statements as of such date and time and shall include money market funds, money market instruments and any demand deposits and shall be reduced by the amounts of any unpaid checks, drafts and wire transfers outstanding and/or issued on such date, calculated in accordance with GAAP.  For the avoidance of doubt, Cash shall (i) be calculated net of issued but uncleared checks and drafts, (ii) include checks and drafts received by the Company or deposited for the accounts of the Company, and (iii) be calculated net of overdrawn accounts.  Cash shall also include marketable securities held by the Company. Cash shall specifically exclude accounts receivable of the Company.

“Claim Notice” has the meaning set forth in Section 9.3(a), above.

“Claiming Party” has the meaning set forth in Section 9.3(a), above.

“Closing” has the meaning set forth in Section 2.1, above.

“Closing Date” means the date on which the Closing occurs.

“Closing Financial Statements” has the meaning set forth in Section 2.5(b), above.

“Closing Purchase Price” has the meaning set forth in Section 2.2, above.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor law.

“Company” has the meaning set forth in the Recitals, above.

“Confidential Information” shall mean all non-public and all proprietary information relating to the Company and its customers, products and services, including, without limitation, the following: (i) all information and records concerning products or services provided to customers or procured from suppliers; (ii) all information concerning pricing and cost policies, the prices charged to customers or paid to suppliers, the volume or orders of customers and with suppliers and other information concerning the transactions with customers and suppliers or proposed customers and suppliers; (iii) the customer lists; (iv) financial information; (v) information concerning salaries or wages paid to, the work records of and other personnel information relative to employees; (vi) information concerning the marketing programs or strategies; and (vii) confidential information of other Persons which the Company is required to maintain in confidence.  The term “Confidential Information” shall not include information which is or becomes in the public domain without any violation by the party disclosing such information of a contractual, legal or fiduciary obligation to the Company.

“Consents” means approval, ratification, waiver authorization or agreements, from the parties to those Material Contracts which by their terms terminate, are modified, have payments or other obligations which may be accelerated or specifically require consent of another party upon a change of control of the Company, consenting to the change of control contemplated under this Agreement, as described on Exhibit 3.1(f).

 “Contract” means any agreement, contract, obligation, promise or undertaking (whether oral or written) that is legally binding.

“Cook County Litigation” means AO Claim No. 13-2609-12 Doe v. Northwestern, et al LBBS File No. 29509-280.

“Disclosure Schedules” means the schedules delivered by the Seller in connection with the execution and delivery of this Agreement and collectively labeled the “Disclosure Schedules,” as more fully described in Article VI, above.

“Effective Time” has the meaning set forth in Section 2.1, above.

“Employment Agreements” has the meaning set forth in Section 3.1(g), above.

 “Encumbrance” and “Encumbrances” means any mortgage, pledge, security interest, charge, claim, community property interest, equitable interest, title defect, title retention agreement, voting trust agreement, lien or similar restriction or limitation of any kind, including a restriction on use, the right to vote, sell or otherwise dispose of any capital stock receipt of income or exercise of any attribute of ownership (other than restrictions on transfers imposed by federal or state securities laws).

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, order, consent decree, costs, damages, liability, obligation, judgment, award, assessment, expense, loss, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (i) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law or Occupational Safety and Health Law, (ii) in connection with any Hazardous Substances, (iii) from any abatement, removal, remedial, corrective or other response action in connection with Hazardous Substances, Environmental Law or other Order of a Governmental Body, or (iv) from any damage, injury or harm to natural resources, wildlife or the environment.

“Environmental Law” means any Legal Requirement in effect as of the Closing Date that requires (i)  advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;  (ii) preventing or reducing to acceptable levels the release of Hazardous Materials into the Environment; (iii) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (iv) assuring that products do not present unreasonable risks to human health or the Environment when used or disposed of; (v) the cleaning up of Hazardous Materials that have been released, preventing the Threat of Release, or paying the costs of such cleanup or prevention; (vi) the treatment, storage, disposal, generation and transportation of industrial, toxic or Hazardous Materials; (vii) the prevention of any release or Threat of Release into the Environment of Hazardous Materials; (viii) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (ix) the closure or removal of underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; and (x) any procedures relating to the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Hazardous Materials.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the rules and regulations promulgated thereunder.

“Escrow Account” has the meaning set forth in Section 2.4(c), above.

“Escrow Agent” means Branch Banking and Trust Company.

“Escrow Agreement” has the meaning set forth in Section 3.1(e), above.

“Escrow Amount” means an amount equal to Three Million One Hundred Thousand Dollars ($3,100,000).

“Estimated Pricing Statement” has the meaning set forth in Section 2.4(a), above.

“Estimated Closing Purchase Price” has the meaning set forth in Section 2.4(b), above.

 “Facilities” has the meaning set forth in Section 4.1.8(b) above.

“Final Closing Purchase Price” has the meaning set forth in Section 2.5(b), above.

“Final Pricing Statement” has the meaning set forth in Section 2.5(b), above.

“Financial Statements” means the draft reviewed balance sheet and statements of earnings, and statements of cash flow of the Company as of and for the fiscal year ending December 31, 2015 as prepared by Elliott Davis Decosimo LLP, and the balance sheet of the Company as of August 31, 2016 and related statements of income and cash flow of the Company for the 8-month period then ended.

“Fraud” means intentional or willful misrepresentation in respect of the representations and warranties set forth in Articles III, IV or V, as applicable, with actual knowledge (as opposed to imputed or constructive knowledge) that such statements were false when made and it could reasonably be expected that the other party would rely thereon to its detriment.

“Fundamental Buyer Representations” means the representations and warranties contained in Section 5.1 (Authority), Section 5.3 (Organizational Matters), and Section 5.5 (Brokers; Agents).

“Fundamental Company Representations” means the representations and warranties contained in Section 4.1.2 (Restrictions on Transfer), Section 4.1.3 (Organizational Matters), Section 4.1.5 (Capitalization), Section 4.1.12 (Taxes) and Section 4.1.22 (Brokers; Agents).

“Fundamental Seller Representations” means the representations and warranties contained in Section 4.2.1 (Title to Subject Securities), Section 4.2.2 (Authority) and Section 4.2.4 (Restrictions on Transfer).

“GAAP” means United States generally accepted accounting principles as in effect from time to time prior to the Closing Date.

“Governmental Authorization” means any approval, Consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Guarantee” means, with respect to any Person, (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Indebtedness or other obligation of any other Person (except for endorsement of drafts for deposit and collection in the Ordinary Course of Business), or (ii) any other arrangement whereby credit is extended to any other Person on the basis of any promise or undertaking of such Person (A) to pay the Indebtedness of such other Person, (B) to purchase or lease assets under circumstances that would enable such other Person to discharge one or more of its obligations, or (C) to maintain the capital, working capital, solvency or general financial condition of such other Person.

“Hazardous Substances or Hazardous Materials” means, and shall include, any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, material, pollutant or contaminant regulated under Environmental Law, including, without limitation, asbestos, PCB’s, radon and urea formaldehyde foam, petroleum and petroleum products.

“Holdback Amount” means Six Million Dollars ($6,000,000).

“Indebtedness” of any Person means, without duplication, any liability of any Person, whether or not to an Affiliate or related person, (i) for borrowed money (whether short-term or long-term, current or non-current, but excluding, for the avoidance of doubt, accounts payable incurred in the Ordinary Course of Business), (ii) under any reimbursement obligation relating to a letter of credit drawn upon, banker’s acceptance or note purchase facility, (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (iv) in respect of interest, fees or other charges in respect of any indebtedness described in the foregoing clauses (i) through (iii), and (v) all indebtedness referred to in the foregoing clauses (i) through (iv), that constitute a Guarantee by such Person.

“Indemnifying Party” has the meaning set forth in Section 9.3(a), above.

“Independent Accounting Firm” has the meaning set forth in Section 2.5(c), above.

“Intellectual Property” means collectively, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all foreign or domestic design patents, utility patents and pending applications therefor and all renewals, reissues, reexaminations, divisionals, continuations, continuations in part and extensions thereof, (ii) all registered and unregistered trademarks, service marks, trade names, trade dress, logos and all internet domain name registrations and all applications, registrations and renewals in connection therewith, (iii) all published and unpublished works of authorship, copyrights (registered or unregistered), databases, web sites, computer source code, executable code, programs and other software (including all machine readable code, printed listings of code, documentation and related property and information, whether embodied in software, firmware or otherwise) and all applications, registrations and renewals in connection therewith (if any), and (iv) all trade secrets, know how, inventions and other confidential proprietary technical, business and other information including production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, copyrightable technical data, financial marketing and business data and customer and supplier lists and information.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Seller” and “Seller’s Knowledge” means the Seller’s actual knowledge after reasonable inquiry of and investigation by the Senior Management Team.

“Leased Real Property” means property currently leased, used or occupied by the Company pursuant to a real property lease.

“Legal Requirement” means any applicable federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty, including but not limited to the U.S. Foreign Corrupt Practices Act, in effect as of the Closing Date.

“Licenses” means all licenses, franchises and permits (i) granted to the Company which create rights in the Company regarding any Intellectual Property owned by third parties, or (ii) granted by the Company which creates rights in any third party regarding any Owned Intellectual Property.

 “Losses” means all out-of-pocket damages, losses, deficiencies, liabilities, claims, actions, demands, judgments, fines, fees, costs and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees only with respect to fees incurred in connection with a Third Party Claim), and shall exclude punitive, speculative, lost profit, diminution in value, consequential and special damages of any nature and any other damages based on any type of multiple.

“Lower Net Working Capital Target” means the Target Net Working Capital minus $300,000.

“Material Adverse Effect” means a violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligation which, as a result of the occurrence or existence thereof, has a material adverse effect on the business, operations, properties, financial condition, assets or results of operations of the Company taken as a whole, or that has a material, adverse effect on the ability of the Company to perform its obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated herein. For purposes of this definition, “Material Adverse Effect” shall be deemed to occur whenever the effect of the changes in question would exceed Three Hundred and Ten Thousand Dollars ($310,000) individually or in the aggregate on an ongoing annualized basis.  However, a Material Adverse Effect, when used with respect to the Company, does not include a material adverse effect or impact on the business, operations, properties, financial condition, assets or results of operations of the Company that is caused by (i) one or more downturns in the economy, the securities markets, the financing markets or the credit markets in general which does not disproportionately affect the Company relative to other participants in the industry in which the Company operates , (ii) one or more downturns in the industries in which the Company operate which does not disproportionately affect the Company relative to other participants in the industry in which the Company operates, (iii) geopolitical conditions, acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such conditions, acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (iv) changes in applicable Legal Requirements, rules or regulations or any interpretation of the foregoing which does not disproportionately affect the Company relative to other participants in the industry in which the Company operates, (v) changes in GAAP or (vi) the effect of any action or any failure to act contemplated by this Agreement.

“Material Contract” means any outstanding Contract (i) with a Top Customer (excluding any closed purchase orders or open purchase orders having a remaining delivery obligation of product valued less than $100,000), (ii) with a Top Supplier, (iii) which creates an Encumbrance on the Subject Securities, or any property or asset of the Company, (iv) which constitutes a real property lease, (v) which constitutes a License under which the Company is subject to receive, or obligated to pay, as the case may be, fees (including support and maintenance fees) of more than Twenty-Five Thousand Dollars ($25,000) per annum following the Closing (excluding shrink wrap, click wrap, click through or similar licenses with respect to off-the-shelf or generally available personal computer software), (vi) between the Company and Seller or any Affiliate of Seller, (vii) involving any strategic, joint venture, partnership or similar agreement, (viii) containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person (excluding confidentiality agreements and nondisclosure agreements entered into in the Ordinary Course of Business), (ix) governing the borrowing of money or the repayment of Indebtedness by the Company or any Guarantee by the Company, (x) granting to any Person a first refusal, a first offer or similar preferential right to purchase or acquire any right, asset or property of the Company or the Subject Securities, (xi) involving a distributor, sales representative, consultant or broker arrangement under which the Company is obligated to pay more than Twenty-Five Thousand Dollars ($25,000) per year and which by its express terms is not terminable by the Company at will or by giving notice of sixty (60) days or less, without liability other than payment for services rendered through the termination date, (xii) involving the acquisition or disposition by the Company of any business enterprise or product line whether via stock or asset purchase or otherwise during the last three (3) years (or longer if any contingent liability to the Company remains in effect).

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program designed to provide safe and healthful working conditions.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict, entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” means any action taken by a Person if such action is consistent with the past practices of such Person and in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means, with respect to any entity, the certificate of incorporation, articles of incorporation, by laws, articles of organization, certificate of formation, partnership agreement, limited liability company agreement, formation agreement and other similar organizational documents of such entity (in each case, as amended through the date of this Agreement).

“Owned Intellectual Property” means all Intellectual Property owned by the Company.

“Leased Real Property” means all real property leased by the Company.

 “Pension Plan” means any employee pension benefit plan (as defined in ERISA Section 3(2)) that the Company maintains or to which the Company contributes or has any obligation to contribute for the benefit of any employee or terminated employee of the Company.

 “Permitted Liens” means (i) liens for Taxes, assessments or other governmental charges not yet due and payable or are being contested in good faith, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the Ordinary Course of Business if the underlying obligations are not past due or are being contested in good faith, (iii) any interest or title of a lessor under an operating lease or capitalized lease or of any licensor or licensee under a license, (iv) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the Company’s present uses or occupancy of such real property, (v) liens which would not, individually or in the aggregate, interfere in any material respect with the conduct of business as currently conducted, (vi) liens granted to any lender at the Closing in connection with any financing by Buyer of the transactions contemplated hereby, (vii) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Body having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the business of the Company or any violation of which would not have a Material Adverse Effect, (viii) liens of lessors under real property leases, and (ix) liens which will be released or terminated at the Closing.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

“Plan” means each Pension Plan, each Welfare Plan and each compensation or employment program, including, but not limited to, incentive compensation, stock option, bonus, severance, deferred compensation and supplemental executive compensation plans that the Company maintains or to which the Company contributes or has any obligation to contribute for the benefit of any employee or terminated employee of the Company.

“Post-Closing Tax Period” means any taxable year or period that begins after the Closing Date and, with respect to any taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such of such period beginning on the day after the Closing Date.

“Pre-Closing Tax Period” means any taxable year or period that ends on (and including) or before the Closing Date and, with respect to any taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such of such period ending on and including the Closing Date.

“Proceeding” means any action, arbitration, hearing, investigation, litigation or suit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

 “Records” means all books, records, manuals and other materials and information of the Company, including, without limitation, customer records, personnel and payroll records, accounting records, purchase and sale records, price lists, correspondence, quality control records and all research and development files, wherever located.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Restricted Business” has the meaning set forth in Section 8.1, above.

“Seller Indemnified Parties” has the meaning set forth in Section 9.2, above.

“Seller” has the meaning set forth in the Preamble, above.

 “Senior Management Team” means Laura Steiner and R. Andrew Brothers.

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date.

“Subject Securities” has the meaning set forth in the Recitals, above.

 “Target Net Working Capital” means Five Million Nine Hundred Fifty Thousand Dollars ($5,950,000).

 “Tax” and “Taxes” means all federal, state, local, foreign and other income, sales, use, ad valorem, transfer property, gross receipts, excise, withholding, social security, unemployment and employment, occupation, disability, severance, service, license, payroll, franchise, net worth, transfer, alternative and add-on minimum tax, estimated, stamp, capital stock, environmental, windfall profits tax, custom, import, duty, value added, premium, registration and recording taxes or other taxes, fees, assessments or charges of any kind, together with any interest, fines, any penalties, or additions with respect thereto, and the term “Tax” means any one of the foregoing Taxes imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis which is a liability of the Company for any period occurring prior to the Closing Date.

“Tax Claim” has the meaning set forth in Section 10.3, above.

“Tax Returns” means all returns, amendments, informational returns, forms, reports and statements (including elections, declarations, disclosures, schedules and estimates) filed by the Company in respect of any Taxes.

“Third Party Claim” has the meaning set forth in Section 9.3(a), above.

“Threatened” means a claim, Proceeding, or dispute, if any demand or statement has been made in writing, or to Seller’s Knowledge verbally, or any notice has been given in writing, or to Seller’s Knowledge verbally, that would lead a prudent Person to conclude that such a claim, Proceeding, or dispute is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Top Customer” has the meaning set forth in Section 4.1.20, above.

“Top Supplier” has the meaning set forth in Section 4.1.20, above.

“Transaction Bonuses” has the meaning set forth in Section 2.4(e), above.

“Transaction Expenses” means only the sum of (i) any unpaid fees, costs and expenses incurred by the Company prior to the Closing in connection with the drafting, negotiation, execution and delivery of this Agreement and the other certificates, documents or agreements contemplated by this Agreement and the consummation of the transactions contemplated herein and therein including legal and accounting fees (but, for the avoidance of doubt, not to include any fees and expenses incurred by or on behalf of the Buyer or any of its Affiliates as determined immediately prior to the Closing), and (ii) any closing or other transaction fees payable by the Company immediately prior to the Closing as a result of the transactions contemplated herein including but not limited to any special bonuses contemplated by Seller to employees of the Company (other than the Transaction Bonuses).

“Transaction Tax Deductions”  means without duplication, any item of credit, deduction, or loss attributable to (a) the amount of any Transaction Bonuses, including any stay bonuses, sales bonuses, change of control payments, severance payments, retention payments or similar payments made by the Company at or prior to the Closing or owing as a result of the transactions contemplated hereby, (b) the fees, expenses and interest (including amounts treated as interest for U.S. federal income tax purposes and any breakage fees or accelerated deferred financing fees) incurred by the Company with respect to the payment of Indebtedness in connection with the transactions contemplated by this Agreement, (c) the amount of Transaction Expenses that are deductible by the Company for U.S. federal income tax purposes, including the amount of any transaction costs of the Company with respect to the transactions contemplated hereby that were paid on or prior to the Closing Date that are deductible for U.S. federal income tax purposes, and (d) the amount of any employment Taxes with respect to compensatory amounts paid by the Company in connection with the transactions contemplated by this Agreement; provided that, in connection with the foregoing, the Seller shall cause the Company to make an election under Revenue Procedure 2011-29, 2011-18 IRB, to treat 70% of any success-based fees that were paid by or on behalf of the Company as an amount that did not facilitate the transactions contemplated under this Agreement and therefore treat 70% of such costs as deductible in the taxable year that included the Closing Date for U.S. federal income tax purposes.  For the sake of clarity, and with respect to the indemnification provisions of Article IX, any tax consequences related to the Transaction Tax Deductions shall, by definition, relate to the Pre-Closing Tax Period.

 “Upper Net Working Capital Target” means the Target Net Working Capital plus $300,000.

“Varnfield Lease” has the meaning set forth in Section 3.1(j) above.

“Welfare Plan” means any employee welfare benefit plan (as defined in ERISA Section 3(1)) that the Company maintains or to which the Company contributes or has any obligation to contribute for the benefit of any employee or terminated employee of the Company.

“Working Capital Adjustment” has the meaning set forth in Section 2.3, above.

“Closing Net Working Capital” has the meaning set forth in Section 2.3, above.

ARTICLE VIII
Miscellaneous

8.1

Expenses

.  Except as otherwise specifically provided herein, the parties hereto shall pay their own expenses, including, without limitation, accountants’ and attorneys’ fees, incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

8.2

Notices

.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered to be given and received in all respects when hand delivered, when delivered by prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment, by e-mail of a .pdf document (with electronic delivery confirmation) or three (3) calendar days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested, in each case addressed as follows, or to such other address as shall be designated by notice duly given:

IF TO BUYER:	Standex International Corporation 11 Keewaydin Drive, #300 Salem, New Hampshire 03079 Fax No.:603-893-7324 E-Mail: pburns@standex.com Attention: Paul Burns, VP Strategy & Business Development

With a Copy To:	Standex International Corporation 11 Keewaydin Drive, #300 Salem, New Hampshire 03079 Fax No.:603-893-7324 E-Mail: aglass@standex.com Attention: Alan J. Glass, VP, Chief Legal Officer & Secretary

IF TO THE SELLER:	Gregory J. Deutschmann 125 Varnfield Dr. Summerville, SC 29483 E-Mail: gdeutschmann@horizonscientific.com

With a Copy To: And with a Copy To:

R. Andrew Brothers, CPA

125 Varnfield Dr.

Summerville, SC 29483

E-Mail: abrothers@horizonscientific.com

Neil K. Haimm

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA  19103

Fax No. (215) 988-2757

E-Mail: neil.haimm@dbr.com

8.3

Entire Agreement

.  THIS AGREEMENT (INCLUDING THE DISCLOSURE SCHEDULES AND EXHIBITS) AND THE ANCILLARY AGREEMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, AND ALL PRIOR AGREEMENTS, CORRESPONDENCE, DISCUSSIONS AND UNDERSTANDINGS OF THE PARTIES (WHETHER ORAL OR WRITTEN) ARE SUPERSEDED, IT BEING THE INTENTION OF THE PARTIES THAT THIS AGREEMENT WILL SERVE AS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THEIR AGREEMENT WITH RESPECT TO THE SUBJECT MATTER HEREOF.  THE PARTIES AGREE THAT THERE HAVE NOT BEEN AND THERE ARE NO OTHER AGREEMENTS, REPRESENTATIONS OR WARRANTIES BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER SET FORTH IN THIS AGREEMENT OTHER THAN THOSE SET FORTH IN THIS AGREEMENT, AND THAT THE PARTIES ARE NOT RELYING UPON ANY AGREEMENTS, REPRESENTATIONS OR WARRANTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT.   NO AMENDMENT, WAIVER OR MODIFICATION TO OR UNDER THIS AGREEMENT WILL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED SIGNATORY OF THE PARTY OR PARTIES AFFECTED THEREBY.

8.4

Parties in Interest

.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective heirs, successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.5

Construction

.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption of burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.  The word “including” shall mean including without limitation.

8.6

Assignment

.  This Agreement and the rights hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties.

8.7

Paragraph Headings

.  The headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this Agreement.

8.8

Severability

.  The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

8.9

Governing Law; Venue

.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles and conflicts of law.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts).  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue on any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.10

Use of Terms

.  In this Agreement (a) the words “hereof”, “herein”, “hereto”, “hereunder” and words of similar import may refer to this Agreement as a whole and not merely to a specific section, paragraph or clause in which the respective word appears, (b) words importing gender include the other genders as appropriate, and (c) any terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

8.11

Counterparts; Electronic Copy

.  This Agreement and any Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.  A facsimile or portable document signature of this Agreement and any Ancillary Agreement shall be as effective as an original.

8.12

Waiver of Jury Trial

.  EACH OF THE BUYER AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE SELLER OR THE SELLER REPRESENTATIVE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

8.13

Retention of Counsel. In any dispute or proceeding arising under or in connection with this Agreement, including Article IX, Seller shall have the right, at his election, to retain the firm of Drinker Biddle & Reath LLP to represent him in such matter, and Buyer, for itself, the Company and each of their respective post-Closing Affiliates, hereby irrevocably waives and consents to any such representation in any such matter and the communication by such counsel to Seller in connection with any such representation of any fact known to such counsel arising by reason of such counsel’s prior representation of Seller or the Company. Buyer, for itself, the Company, their respective post-Closing Affiliates and its and their respective successors and assigns, hereby irrevocably acknowledges and agrees that all communications between Seller and its counsel, including Drinker Biddle & Reath LLP, made in connection with the negotiation, preparation, execution, delivery and closing under, or any dispute or proceeding arising under or in connection with, this Agreement which, immediately prior to the Closing, would be deemed to be privileged communications of Seller or the Company and/or its counsel and would not be subject to disclosure to Buyer in connection with any process relating to a dispute arising under or in connection with this Agreement or otherwise, shall continue after the Closing to be privileged communications with such counsel, and none of Buyer, the Company, their respective post-Closing Affiliates or any Person purporting to act on behalf of or through Buyer, the Company or their respective post-Closing  Affiliates shall seek to obtain the same by any process on the grounds that the privilege attaching to such communications belongs to Buyer or the Company and not Seller. Other than as explicitly set forth in this Section, the parties acknowledge that any attorney-client privilege attaching as a result of legal counsel representing the Company prior to the Closing shall survive the Closing and continue to be a privilege of the Company and not Seller after the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day, month and year first above written.

SELLER:

/s/  Gregory J. Deutschmann

Gregory J. Deutschmann

BUYER:

STANDEX INTERNATIONAL CORPORATION

       Alan J. Glass

By:

Name: Alan J. Glass

Title:   Vice President, Chief Legal Officer

            & Secretary

[Signature Page to Stock Purchase Agreement]